SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1/A

Amendment No. 2

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

Commission File Number: 333-179882

SEVILLE VENTURES CORP.

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	7200 (Primary Standard Industrial Classification Code Number)	45-2898808 (I.R.S. Employer Identification Number)

5481 North River Road

Byron, IL 61010

(847) 599-6000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Paracorp Incorporated

318 N. Carson Street #208

Carson City, NV 89701

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

From time to time after the effective date of this Registration Statement.

(Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  X .

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering.      .

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering.      .

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering.      .

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	.	Accelerated filer	.
Non-accelerated filer	. (Do not check if a smaller reporting company)	Smaller reporting company	X .

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Maximum Offering Price Per Share	Maximum Aggregate Offering Price (1)	Amount of Registration Fee (1)
Common Stock, $0.001 par value per share	3,500,000	$0.07	$245,000	$28.08

(1)

Estimated solely for the purpose of calculating the registration fee under Rule 457(a) and (o) of the Securities Act.

The Registrant hereby amends this Registration Statement (the “Registration Statement”) on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Subject to completion, dated  __________, 2012

The information in this prospectus is not complete and may be changed. We may not sell these securities until the Registration Statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where an offer or sale is not permitted.

PRELIMINARY PROSPECTUS

SEVILLE VENTURES CORP.

5481 North River Road

Byron, IL 61010

(847) 599-6000

3,500,000 SHARES OF COMMON STOCK

This is the initial offering of Common Stock of Seville Ventures Corp. We are offering for sale a total of 3,500,000 shares of Common Stock at a fixed price of $0.07 per share for the duration of this Offering (the "Offering"). There is no minimum number of shares that must be sold by us for the Offering to proceed, and we will retain the proceeds from the sale of any of the offered shares. The Offering is being conducted on a self-underwritten, best efforts basis, which means our President and Chief Executive Officer, Kevin Hall, will attempt to sell the shares directly to friends, family members and business acquaintances. Mr. Hall will not receive commission or any other remuneration any such sales. In offering the securities on our behalf, Mr. Hall will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities and Exchange Act of 1934.

The shares will be offered for sale at a fixed price of $0.07 per share for a period of one hundred and eighty (180) days from the effective date of this prospectus, unless extended by our Board of Directors for an additional 90 days. If all of the shares offered by us are purchased, the gross proceeds to us will be $245,000.  However, since the Offering is being conducted on a "best-efforts" basis, there is no minimum number of shares that must be sold, meaning the Company shall retain any proceeds from the sale of the shares sold hereunder. Accordingly, all funds raised hereunder will become immediately available to the Company and will be used in accordance with the Company’s intended “Use of Proceeds” as set forth herein, investors are advised that they will not be entitled to a refund and could lose their entire investment.

	Offering Price to the Public Per Share	Commissions	Net Proceeds to Company After Offering Expenses (10% of Shares Sold)	Net Proceeds to Company After Offering Expenses (50% of Shares Sold)	Net Proceeds to Company After Offering Expenses (100% of Shares Sold)
Common Stock	$0.07	Not Applicable	$0.00	$77,500	$200,000
Total	$0.07	Not Applicable	$0.00	$77,500	$200,000

Seville Ventures Corp. is a development stage company and currently has no business operations and as such we are considered a "shell company" as that term is defined under Rule 405 of the Securities Act of 1933. Accordingly, the securities sold in this Offering can only be resold through registration under the Securities Act of 1933, Section 4(1), if available, for non-affiliates, or by meeting the conditions of Rule 144(i). Any investment in the shares offered herein involves a high degree of risk. You should only purchase shares if you can afford a loss of your investment.

Our independent registered public accountant has issued an audit opinion for Seville Ventures Corp., which includes a statement expressing substantial doubt as to our ability to continue as a going concern. Accordingly, any investment in the shares offered hereby involves a high degree of risk and you should only purchase shares if you can afford a loss of your entire investment.

There currently is no market for our securities and a public market may never develop, or, if any market does develop, it may not be sustained. Our Common Stock is not traded on any exchange or on the over-the-counter market. There can be no assurance that our Common Stock will ever be quoted on a stock exchange or a quotation service or that any market for our stock will develop.

THE PURCHASE OF THE SECURITIES OFFERED THROUGH THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY READ THIS ENTIRE PROSPECTUS, INCLUDING THE SECTION ENTITLED “RISK FACTORS” BEGINNING ON PAGE 9 HEREOF BEFORE BUYING ANY SHARES OF SEVILLE VENTURES CORP.’S COMMON STOCK.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The Date of this prospectus is ________, 2012.

You should rely only on the information contained or incorporated by reference to this prospectus in deciding whether to purchase our Common Stock. We have not authorized anyone to provide you with information different from that contained in this prospectus. Under no circumstances should the delivery to you of this prospectus or any sale made pursuant to this prospectus create any implication that the information contained in this prospectus is correct as of any time after the date of this prospectus. To the extent that any facts or events arising after the date of this prospectus, individually or in the aggregate, represent a fundamental change in the information presented in this prospectus, this prospectus will be updated to the extent required by law.

PROSPECTUS SUMMARY

The following summary highlights material information contained in this prospectus. This summary does not contain all of the information you should consider before investing in the securities. Before making an investment decision, you should read the entire prospectus carefully, including the risk factors section, the financial statements and the notes to the financial statements. You should also review the other available information referred to in the section entitled “Where You Can Find More Information” in this prospectus and any amendment or supplement hereto.

Company Overview

Seville Ventures Corp. (the “Company”) was incorporated in the State of Nevada on February 14, 2011 and is currently headquartered in Byron, Illinois. Initially, we intend to provide specialized luxury vacation packages for those discriminating consumers looking for a unique experience. Our initial target market will be the country of Spain. However, as our company grows, we plan to offer luxury vacation packages throughout Europe. Through our first website currently accessible at www.MySpanishGetaway.com, travelers will be able to research, plan, and book seven different luxury vacations in different cities and/or regions throughout Spain, and each vacation will include round-trip first class airfare, 5-star accommodations, Michelin-starred restaurants, luxurious sightseeing tours or entertainment and other unique features. Initially, the features of the luxury vacations will be pre-selected by the Company, but our vacation packages will also be customizable, upon request, to meet the needs of the most discriminating traveler. The long-term goal of the Company is to establish itself as an internationally recognized provider of top-of-the-line luxury travel.

Within the growing travel industry, the Company will focus on the niche market of luxury travel, foremost in Spain and as the Company begins to expand, throughout Europe.  Our intended clients will be individuals, couples and groups of moderate to high net worth, who travel for leisure at least once per year.  We will initially target American travelers, but as we expand we will target a broader range of travelers outside of the United States.  Seeking the ultimate luxury travel experience, our target clients will demand the finest quality travel and lodging accommodations, entertainment and other luxury features accompanied by a superior level of service. The Company seeks to distinguish itself in the luxury travel market and to be recognized for its exceptional service, professionalism, comprehensiveness, and client satisfaction.

The Company will strive to gain a competitive advantage in the luxury vacation market by offering hand-selected, elite vacation packages to potential clients and by interacting one-on-one with these clients to assist them with various aspects of their vacations from the beginning planning stage through the completion of their trips.  Further, the Company plans to cultivate this competitive edge by developing close relationships with airlines, hotels, restaurants, tour companies and other businesses whose products and services we intend to include in our vacation packages, in order to develop mutually beneficial relationships whereby the Company will feature these businesses in our luxury vacation packages in exchange for certain benefits, such as exclusive offers or deals that the Company can then offer to our potential clients.  Above all, we will strive to ensure that clients are worry-free and fully satisfied before, during and after their trip.  As of the date of this filing, we are in the development stage and are working to implement our business plan; accordingly we have not acquired a client base.

Our sole officer and director has only recently become interested in creating a travel service company and does not have any professional training or technical credentials in the development of such a company or the development of an interactive website that offers such services.  Nevertheless, Mr. Hall has prior experience in website design and management, and is committed to devote approximately 15 to 20 hours per week to the Company.  He will be in charge of supervising development projects that we carry out including supervision of any consultants, marketing agents, employees or website developers that we may engage to assist in carrying out the Company’s plan of operations.

Although we were only recently incorporated, have not yet commenced business operations, and are in the development stage, we believe that conducting this Offering will allow the Company added flexibility to raise capital in today's unsteady financial climate. There can be no assurance that we will be successful in our attempt to sell 100% of the shares being registered hereunder; however, we believe that investors in today's markets demand full transparency and by our registering this Offering and becoming a reporting company, we will strive to meet this demand.  Currently, there is no public trading market for our Common Stock and no such market may ever develop, which may limit the Company’s ability to raise funds through equity financings or to use its shares as consideration.  However, management believes that the Company will be able to meet all requirements to be quoted on the OTC Bulletin Board including being current in all required filings with the Securities and Exchange Commission (“SEC”) following the declared effectiveness of this Offering.  Further, even though the Company’s Common Stock will likely be considered a penny stock, becoming a reporting company will provide us with enhanced visibility and give us a greater opportunity to provide liquidity to our shareholders.

We intend to retain qualified personnel on a contract basis to help us fine-tune the details of the luxury vacation packages that we intend to sell, to identify additional features to include in our packages, to help expand and maintain our current and future websites, to provide customer support to our future clients, to market our future products and services, and much more.  To date, we do not have any verbal or written agreements regarding the retention of any qualified personnel to assist us with our business development activities.

We are currently a development stage company and to date we have recorded no revenue. Accordingly, our independent registered public accountants have issued a comment regarding our ability to continue as a going concern (please refer to the footnotes to the financial statements).

Until such time that we are able to establish a consistent flow of revenues from our operations sufficient to sustain our operations, the successful implementation of our business plan is dependent upon receiving sufficient funds from this Offering and/or additional funding from management, the issuance of equity or debt, or through obtaining a credit facility.  Our current cash and working capital is not sufficient to cover our current estimated offing expenses of $45,000, which include those fees associated with obtaining a Notice of Effectiveness from the SEC for this Registration Statement.  Upon obtaining effectiveness, we will conduct the Offering contemplated hereby, and anticipate raising sufficient capital from this Offering to market and grow our Company.  After the completion of this Offering, if the maximum amount of funds is generated, after deducting offering expenses, we believe that we will have enough proceeds to fund our plan of operations for up to twelve months.  If 75%, 50%, 35% or 20% of the offered shares are sold under this Offering, after deducting offering expenses, we believe that we will have enough proceeds to fund our plan of operations for up to nine, six, four and three months, respectively.  We will need a minimum of $49,000 to commence our business operations. This amount will allow us to repay our offering expenses and to develop our current website located at www.MySpanishGetaway.com to be able to sell our vacation packages.

We hope that we will be able to complete the Offering within the coming months and anticipate commencing our business operations within approximately one to three months after the completion of this Offering.  If we are unable to generate the maximum amount of funds under this Offering to finance our plan of operations for twelve months, we will seek additional funding from management, the issuance of equity or debt, or through obtaining a credit facility.  We do not currently have any arrangements for obtaining additional financing and there is no assurance that any additional financing will be available or, if available, on terms that will be acceptable to us.  We will seek such funds from friends, family, and business acquaintances; however, we have not received any firm commitments or indications of interest from our friends, family members, or business acquaintances regarding potential investments in our Company and cannot predict when such funding may be available to us. Failure to raise additional financing will cause us to go out of business.

As we are a start-up company in the development stage, it is unclear how much revenue our operations will generate, however, it is our hope that our revenues will exceed our costs.  Our potential to generate revenue can be affected by the strength of our proposed vacation packages, our marketing and advertising strategies, our ability to meet the expectations and demands of our intended clients, the number of employees and consultants we will retain, and several other factors. These factors will be directly affected by the amount of proceeds we receive from this Offering, as the greater amount of proceeds we receive, the greater amount of capital we can use towards our business operations (see “Use of Proceeds” chart).

Neither the Company nor Mr. Hall, or any other affiliated or unaffiliated entity of the Company has any plans to use the Company as a vehicle for a private company to become a reporting company once Seville Ventures Corp. becomes a reporting company. Additionally, we do not believe that the Company is a blank check company as defined in Section a(2) of Rule 419 under the Securities Act of 1933, as amended, because the Company has a specific business plan and has no plans or intentions to engage in a merger or acquisition with an unidentified company, companies, entity or person.

For a further discussion of our initial activities, proposed products and services, plan of operations, growth strategy, marketing strategy and anticipated milestones, see the below section entitled “Description of Business”.  By the term “products”, we are referring to our vacation packages and by the term “services”, we are referring to the services that the Company will provide to future clients as part of the vacation packages (e.g. booking hotels, organizing activities, obtaining travelers insurance, etc.), although such terms may be used interchangeably herein.

SUMMARY OF THIS OFFERING

The Issuer	Seville Ventures Corp.

Securities being offered	Up to 3,500,000 shares of Common Stock, our Common Stock is described in further detail in the section of this prospectus titled “DESCRIPTION OF SECURITIES – Common Stock.”

Offering Type

The Offering is being conducted on a self-underwritten, best efforts basis, there is no minimum number of shares that must be sold by us for the Offering to proceed, and we will retain the proceeds from the sale of any of the offered shares.

Per Share Price	$0.07

No Revocation

You have a two day cancellation right to cancel your subscription.  You can cancel your Subscription Agreement by sending notice to the Company by midnight on the second business day after you sign your Subscription Agreement.  Once the Subscription Agreement is accepted by the Company after the second business day, you may not revoke or change your subscription or request a refund of monies paid, even if you subsequently learn information about the Company that you consider to be materially unfavorable.  However, this does not limit your rescission rights under Section 5 of the Securities Act of 1933 in cases of material omissions or misstatements contained in this Registration Statement.

No Public Market

There is no public market for our Common Stock. We cannot give any assurance that the shares being offered will have a market value, or that they can be resold at the offered price if and when an active secondary market might develop, or that a public market for our securities may be sustained even if developed. The absence of a public market for our stock will make it difficult to sell your shares.

We intend to apply to the OTCBB, through a market maker that is a licensed broker dealer, to allow the trading of our Common Stock upon our becoming a reporting entity under the Securities Exchange Act of 1934.

Duration of Offering	The shares are offered for a period not to exceed 180 days, unless extended by our Board of Directors for an additional 90 days.

Number of Shares Outstanding Before the Offering	There are 5,000,000 shares of Common Stock issued and outstanding as of the date of this prospectus, held solely by our sole officer and director, Kevin Hall.

Registration Costs	We estimate our total costs relating to the registration herein shall be approximately $45,000.00.

Net Proceeds to the Company

The Company is offering 3,500,000 shares of Common Stock, $0.001 par value at an offering price of $0.07 per Share for net proceeds to the Company at $245,000. The full subscription price will be payable at the time of subscription and any such funds received from subscribers in this Offering will be released to the Company when subscriptions are received and accepted.

If the maximum amount of funds is raised from this Offering, $245,000, we will repay our offering expenses of $45,000, which includes repaying our initial investor back for all expenses incurred relating to this Offering, and then implement our business plan.  If the maximum amount of funds is generated from this Offering, after deducting offering expenses, we believe that we will have enough proceeds to fund our plan of operations for up to twelve months.  If we sell 18% or less of our shares under the Offering, we will have to seek out additional capital from management, the issuance of equity or debt, or through obtaining a credit facility to repay our offering expenses and execute our business plan. If such funds are not available, our business would likely fail and any investment would be lost. No assurance can be given that the net proceeds from the total number of shares offered hereby or any lesser net amount will be sufficient to accomplish our goals.

Use of Proceeds	We will use the proceeds to pay administrative and professional expenses and to implement our business operations and growth strategies.

Risk Factors

An investment in our Common Stock involves a high degree of risk. You should carefully consider the risk factors set forth under the “Risk Factors” section herein and the other information contained in this prospectus before making an investment decision regarding our Common Stock.

RISK FACTORS

An investment in our Common Stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our Common Stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. Currently, shares of our Common Stock are not publicly traded. In the event that shares of our Common Stock become publicly traded, the trading price of our Common Stock could decline due to any of these risks, and you may lose all or part of your investment. In the event our Common Stock fails to become publicly traded you may lose all or part of your investment.

RISKS RELATED TO THE OFFERING

As there is no minimum for our Offering, if only a few persons purchase shares, they will lose their investment without the Company being able to make a significant attempt at implementation of its business plan.

Since there is no minimum amount of shares that must be sold by the Company under this Offering, if a limited number of shares are sold, we may not have enough capital to fully implement our business plan.  If we sell 18% or less of our shares under the Offering, the proceeds would not be sufficient to cover our anticipated offering expenses of approximately $45,000 and we will have to seek out additional capital from management, the issuance of equity or debt, or through obtaining a credit facility to repay our offering expenses and execute our business plan. If such funds are not available, our business would likely fail and any investment would be lost.

We are a development stage company with no history of operations and may never be able to carry out our plan of operations or achieve any revenues or profitability.  At this stage of our business, even with our good faith efforts, potential investors have a high probability of losing their entire investment.

We are subject to all of the risks inherent in the establishment of a new business enterprise and, to date we have not generated any revenues.  Any profitability in the future from our business will be dependent upon the successful development, marketing and sales of our products and services, which are subject to numerous industry-related risk factors as set forth herein. Accordingly, we may not be able to successfully carry out our plan of operations and any investor may lose their entire investment.

We are selling this Offering without an underwriter and may be unable to sell any shares.

This Offering is self-underwritten, that is, we are not going to engage the services of an underwriter to sell the shares. We intend to sell our shares through our President and Chief Executive Officer, who will receive no commissions or other remuneration from any sales made hereunder. He will offer the shares to friends, family members, and business associates; however, there is no guarantee that he will be able to sell any of the shares.  If we are unable to generate the maximum amount of funds under this Offering to finance our plan of operations for twelve months, we will seek additional funding from management, the issuance of equity or debt, or through obtaining a credit facility.  We do not currently have any arrangements for obtaining additional financing and there is no assurance that any additional financing will be available or, if available, on terms that will be acceptable to us.  We will seek such funds from friends, family, and business acquaintances; however, we have not received any firm commitments or indications of interest from our friends, family members, or business acquaintances regarding potential investments in our Company and cannot predict when such funding may be available to us.  Failure to raise additional financing will cause us to go out of business.

We are deemed a "shell company" and as such we are subject to additional reporting and disclosure requirements that may affect our short-term prospects to implement our business plan and could result in a loss of your entire investment.

The Securities and Exchange Commission ("SEC") adopted Rule 405 of the Securities Act and Exchange Act Rule 12b-2 which defines a shell company as a registrant that has no or nominal operations, and either (a) no or nominal assets; (b) assets consisting solely of cash and cash equivalents; or (c) assets consisting of any amount of cash and cash equivalents and nominal other assets.  The rules prohibit shell companies from using a Form S-8 to register securities pursuant to employee compensation plans. However, the rules do not prevent us from registering securities pursuant to registration statements. Additionally, Items 2.01(f) and 5.06 of Form 8-K requires shell companies to provide more detailed disclosure upon completion of a transaction that causes it to cease being a shell company including information required pursuant to Regulation S-K, information required in a registration statement on Form 10, and certain financial information. In order to assist the SEC in the identification of shell companies, we are also required to check a box on Form 10-Q and Form 10-K indicating that we are a shell company. To the extent that we are subject to additional reporting and disclosure requirements because we are a shell company, we may be delayed in executing any mergers or acquiring other assets that would cause us to cease being a shell company.

Shares of our Common Stock that have not been registered under the Securities Act of 1933, as amended, regardless of whether such shares are restricted or unrestricted, are subject to resale restrictions imposed by Rule 144, including those set forth in Rule 144(i) which apply to a “shell company.”  Until the resale restrictions imposed upon the Company under Rule 144(i), by virtue of the Company being classified as a shell company, have ended, only shares sold pursuant to this Registration Statement may be resold.   In addition, any shares of our Common Stock that are held by affiliates, including any received in a registered offering, will be subject to the resale restrictions of Rule 144(i).

Pursuant to Rule 144 of the Securities Act of 1933, as amended (“Rule 144”), a “shell company” is defined as a company that has no or nominal operations; and, either no or nominal assets; assets consisting solely of cash and cash equivalents; or assets consisting of any amount of cash and cash equivalents and nominal other assets. As such, we are a “shell company” pursuant to Rule 144, and as such, sales of our securities pursuant to Rule 144 are not able to be made until 1) we have ceased to be a “shell company”; 2) we are subject to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended; 3) have filed all of our required periodic reports for at least the previous one year period prior to any sale pursuant to Rule 144; and 4) a period of at least twelve months has elapsed from the date “Form 10 information” has been filed with the Commission reflecting the Company’s status as a non-“shell company.” If less than 12 months has elapsed since the Company ceases being a “shell company”, Rule 144 will not available at all to the Company.

Therefore, any restricted securities we sell in the future or issue to consultants or employees, in consideration for services rendered or for any other purpose, will have no liquidity until and unless such securities are registered with the Commission and/or until a year after we cease to be a “shell company” and have complied with the other requirements of Rule 144, as described above. As a result, it may be harder for us to fund operations and pay consultants or employees with our securities instead of cash. Furthermore, it will be harder for us to raise funding through the sale of debt or equity securities unless we agree to register such securities with the Commission, which could cause us to expend additional resources in the future. Our status as a “shell company” could prevent us from raising additional funds, engaging consultants and employees, and using our securities to pay for any acquisitions (although none are currently planned), which could cause the value of our securities, if any, to decline in value or become worthless. Lastly, any shares held by affiliates, including shares received in any registered offering, will be subject to the resale restrictions of Rule 144(i).

We may not be able to implement our business plan unless sufficient funds are raised in this Offering. Our inability to raise additional funds could cause investors to lose their investment.

The successful implementation of our business plan is dependent upon receiving sufficient funds from this Offering.  If we are unable to generate the maximum amount of funds under this Offering to finance our plan of operations for twelve months, we will need to seek additional funding.  We do not currently have any arrangements for additional financing and our obtaining such financing will be subject to a number of factors, including general market conditions, investor acceptance of our plan of operations and initial results from business operations.  There is no assurance that any additional financing will be available or, if available, on terms that will be acceptable to us.  We will seek to obtain additional financing from management, through the sale of additional equity or debt securities or through obtaining a credit facility. The sale of additional equity securities could result in additional dilution to our shareholders. The incurrence of indebtedness would result in increased debt service obligations and could result in operating and financing covenants that would restrict our operations. We cannot assure you that financing will be available in amounts or on terms acceptable to us, if at all.

Mr. Kevin Hall currently owns 100% of our outstanding Common Stock, thus, investors may find that corporate decisions influenced by Mr. Hall are inconsistent with the best interests of other shareholders.

Mr. Hall, our sole officer and director, currently owns 100% of the outstanding shares of our Common Stock, and, upon completion of this Offering, will own 58.82% of our outstanding Common Stock if the maximum number of shares is sold. Accordingly, Mr. Hall will have a significant influence in determining the outcome of corporate transactions or other matters, including mergers, consolidations and the sale of all or substantially all of our assets, and also the power to prevent or cause a change in control. While we have no current plans with regard to any merger, consolidation or sale of substantially all of our assets, the interests of Mr. Hall may still differ from the interests of the other shareholders.

There is substantial doubt about our ability to continue as a going concern.

At January 31, 2012, the Company has not generated any revenues, and has a working capital deficit and an accumulated deficit of $51,012 since inception. These factors, among others, raise substantial doubt about our ability to continue as a going concern. Our ability to generate future revenues will depend on a number of factors, many of which are beyond our control. These factors include general economic conditions, market acceptance of our products and services and competitive efforts. Due to these factors, we cannot anticipate with any degree of certainty what our revenues will be in future periods. As such, our independent registered public accountants have expressed substantial doubt about our ability to continue as a going concern. This opinion could materially limit our ability to raise additional funds by issuing new debt or equity securities or otherwise.  You should consider our independent registered public accountant’s comments when determining if an investment in the Company is suitable.

You may have limited access to information regarding our business because we are a limited reporting company exempt from many regulatory requirements and our obligations to file periodic reports with the SEC could be automatically suspended under certain circumstances.

The Company will not become a fully reporting company, but rather, will be subject to the reporting requirements of Section 15(d) of the Securities Exchange Act of 1934. As of the effectiveness of our Registration Statement of which this prospectus is a part, we will be required to file periodic reports with the SEC which will be immediately available to the public for inspection and copying (see “Where You Can Find More Information” elsewhere in this prospectus). Except during the year that our Registration Statement becomes effective, these reporting obligations may be automatically suspended under Section 15(d) if we have less than 300 shareholders. If this occurs after the year in which our Registration Statement becomes effective, we will no longer be obligated to file periodic reports with the SEC and your access to our business information would then be even more restricted. After this Registration Statement on Form S-1 becomes effective, we will be required to deliver periodic reports to security holders. However, we will not be required to furnish proxy statements to security holders and our directors, officers and principal beneficial owners will not be required to report their beneficial ownership of securities to the SEC pursuant to Section 16 of the Securities Exchange Act of 1934 until we have both 500 or more security holders and greater than $10 million in assets. This means that your access to information regarding our business will be limited.

RISKS RELATED TO OUR BUSINESS

Our sole officer and director has no technical credentials in the development of an online website or experience in the luxury travel industry, which may cause the Company to be uncompetitive or fail.

Our sole officer and director, Mr. Kevin Hall, does not have any direct experience in the luxury travel industry other than his personal travel experiences.  Further, Mr. Hall has no technical credentials in the development of an interactive website or an online company, although he does have experience in website design, online sales and web page management.  Our ability to operate successfully may depend on our ability to attract and retain qualified personnel with appropriate professional education or credentials in website development and/or the luxury travel industry.  Our ability to find and retain qualified personnel on our terms and budget may be very limited.

The lack of public company experience of our sole officer and director could adversely impact our ability to comply with the reporting requirements of U.S. Securities laws.

Our sole officer and director, Mr. Hall, has no experience managing a public company which could adversely impact our ability to comply with legal, regulatory, and reporting requirements of U.S. Securities laws.  Our management may not be able to implement programs and policies in an effective and timely manner to adequately respond to such legal, regulatory and reporting requirements, including the establishment and maintenance of internal controls over financial reporting. Any such deficiencies, weaknesses or lack of compliance could have a materially adverse effect on our ability to comply with the reporting requirements of the Securities Exchange Act of 1934, which are necessary to maintain public company status. If we were to fail to fulfill those obligations, our ability to operate as a U.S. public company would be in jeopardy in which event you could lose your entire investment in our Company. Our ability to operate successfully may depend on our ability to attract and retain qualified personnel with appropriate experience in the management of a public company.  Our ability to find and retain qualified personnel on our terms and budget may be very limited.

Key management personnel may leave the Company, which could adversely affect the Company’s operations.

The Company is dependent on the efforts of our CEO and President because of the time and effort that he devotes to the Company and his commitment to the Company’s plan of operations. He will be in charge of supervising development projects that we carry out including supervision of any consultants, marketing agents, employees or website developers that we may engage to assist in carrying out the Company’s plan of operations.  The loss of Mr. Hall, or of other key personnel in the future, could have a material adverse effect on the business, financial condition and results of operations. Currently, the Company does not maintain “key person” life insurance on its officers, directors or key employees. Our success will depend on the performance of Mr. Hall and our ability to attract and motivate other key personnel.

Presently, the Company’s sole officer and director has other outside business activities and as such he is not devoting all of his time to the Company, which may result in periodic interruptions of our business or failure.

Our sole officer and director, Mr. Hall, has other outside business activities, but he is committed to devote approximately 15 to 20 hours per week to the Company.  Mr. Hall will dedicate approximately 20 hours per week to his other outside business activities which include his work for Bird-Dog Marketing, Inc., Superior Car Credit, JD Byrider and Superior Self Storage (as described below under the section entitled “Directors, Executive Officers, Promoters and Control Persons”). Our future operations may be sporadic and occur at times when Mr. Hall is unavailable, which may lead to periodic interruptions in the implementation of our business plan. Such delays could have a significant negative effect on the success of the business and cause the business to fail.

We are subject to operating risks common to the travel and tourism industries.

Operating risks common to the travel and tourism industries include:

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Changes in general economic conditions, including the severity and duration of downturns in the U.S. and global economies;

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Impact of war and terrorist activity (including threatened terrorist activity) and heightened travel security measures instituted in response thereto;

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Domestic and international political and geopolitical conditions;

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Travelers’ fears of exposures to contagious diseases;

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Decreases in demand or increases in supply of vacation packages and offers from competing businesses;

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Foreign exchange fluctuations; and

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The financial condition of the airline, hotel, restaurant and other similar industries.

A decline in leisure travel or disruptions in travel generally could hurt our business.

We expect to earn almost all our revenues from the travel, tourism and hospitality industries, particularly from leisure travel. Leisure travel is highly sensitive to personal discretionary spending levels and thus tends to decline during general economic downturns. In addition, other adverse trends or events that tend to reduce leisure travel are likely to hurt our business. These may include:

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Political instability;

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Regional hostilities;

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Terrorism;

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Fuel price escalation;

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Travel-related accidents;

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Natural disasters;

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Bad weather; or

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Airline or other travel related strikes.

If we are not able to locate travelers willing to pay for our travel packages and services, our business will fail.

In this modern computer age, more travelers are booking vacations, hotel accommodations and entertainment on their own using the Internet, thus largely eliminating the need for travel agents.  Large national travel companies such as Expedia.com, Orbitz.com, and Hotels.com allow anyone with Internet access to go to their websites and quickly and easily select and book their travel needs online.  The Company hopes to reach travelers who are willing and able to pay for inclusive luxury travel packages and services but it may be difficult to find these travelers in numbers large enough to make our business profitable, especially given that the features of our proposed luxury vacations will initially be pre-selected by the Company and customizable only upon request.  Potential clients may choose to book their vacations with companies that can offer greater flexibility and options than the Company will be able to offer.

Furthermore, the travel industry in general is ruled by the lowest price and typically these large travel companies are able to offer the lowest prices to travelers.  The pricing of our vacation packages will largely be determined by market rates, but will also depend upon the travel season, airfare and lodging prices and several other factors.  Initially, our luxury vacation packages will be offered at slightly below the market rate, as we are a new company in the development stage and have not yet established our brand name or clientele.  As a result of offering our packages at below market rates, we anticipate that our initial short-term operating profit margins will be low.  However, over time, we will need to increase the price of our proposed vacation packages to the market rate in order to be competitive in the industry.  As a result, we may not be able to offer the lowest prices to potential clients.  If we are unable to locate travelers willing to pay for our travel services, we may not be able to successfully carry out our plan of operations.

If we fail to attract customers in a cost-effective manner, our ability to grow and become profitable may be impaired.

Our business strategy depends on conducting high numbers of consumer transactions in a cost-effective manner. In order to achieve high numbers of consumer transactions, we must attract visitors to our current and future websites and convert a large number of these visitors into paying clients. We will seek to identify opportunities for future sales including online advertising and social networking to expand the reach of our network. In addition, we will direct e-mail messages and newsletters to our targeted clientele.  Further, we intend to allocate a substantial amount of the funds raised from this Offering, if any, on marketing and advertising to build our brand recognition and attract clients.  We cannot assure you, however, that our marketing and advertising efforts will be effective in attracting clients. If we fail to attract clients, our ability to grow and become profitable will be impaired.

Our brand may not achieve the broad recognition necessary to succeed.

We believe that we must promote the Seville Ventures Corp. brand to attract potential clients and grow our business.  The success of the Seville Ventures Corp. brand will depend to a certain extent on our ability to establish advertising programs to promote our initial website, MySpanishGetaway.com and planned websites, MyEuropeanGetaway.com, MyItalianGetaway.com, MyBritishGetaway.com, MyGreekGetaway.com. The number of Internet websites that offer competing products and services increases the importance of establishing and maintaining our brand name recognition. Many online websites already have well-established brands in the travel industry such as Expedia.com, Orbitz.com, and Hotels.com. We may find it necessary to substantially increase our financial commitment to advertising and marketing, which could adversely affect our results of operations.  Failure to successfully promote our brand could hurt our business.

Our business is exposed to risks associated with online security and any online security breaches associated with our websites could reduce consumer confidence in our Company and have a negative effect on our revenues.

In our proposed business plan, secured transmissions of credit card, banking and other confidential information over the Internet will be essential to maintain consumer confidence in our Company. If any compromise of our security were to occur, it could substantially impair our business.

Concerns over the security of transactions conducted on the Internet and the potential compromise of customer privacy may inhibit the growth of our current and future websites as a means of conducting commercial transactions. We will rely on encryption and authentication technology licensed from third parties to provide the security and authentication necessary to securely transmit confidential information, such as customer credit card numbers. In addition, we will maintain a confidential database of client profiles and prior transaction information. Our security measures may not be adequate and advances in computer capabilities, new discoveries in the field of cryptography, or other events or developments may result in a compromise or breach of the methods we will use to protect customer transactions and personal data. A party who can circumvent our security might be able to misappropriate proprietary information or cause interruptions in our operations. Security breaches could also expose us to a risk of loss or litigation and possible liability for failing to secure confidential client information.  Any one of these risks could reduce consumer confidence in the Company and have a negative effect on our revenues.

Our Company will rely entirely on online commerce to conduct secure sales transactions over the Internet. Outdated technologies, security breaches to our systems, or problems with our Internet infrastructure could cause interruptions to our business, impact our reputation with customers and harm our operating results.

Our Company will rely entirely on online commerce to offer our proposed products and services.  Online commerce is rapidly evolving and a fundamental aspect of our business will be our ability to keep up with these changes.  If we fail to respond to technological changes or to adequately maintain, upgrade or develop our current and future websites and the systems used to process purchases, we will not be able to keep up with the rapid growth of online commerce and our business could fail.  Further, a fundamental requirement for online commerce is the secure transmission of confidential information over public networks.  Our websites will store and transmit information, some of which may be private, and security breaches or glitches in our Internet infrastructure could expose us to a risk of loss of this information and result in potential liability and litigation. Like all websites, our website is vulnerable to computer viruses, technical failures, break-ins, phishing attacks, attempts to overload our servers with denial-of-service or other attacks and similar disruptions from unauthorized use of our computer systems, any of which could lead to interruptions, delays, or website shutdowns, causing loss of critical data or the unauthorized disclosure or use of personally identifiable or other confidential information. If we experience compromises to our security, malfunctions in our Internet infrastructure, a complete shutdown of our current and future websites, or the loss or unauthorized disclosure of confidential information, our intended clients may lose trust and confidence in us.  Any one of these factors could harm our business, prospects, financial condition and results of operations.

Our current and future websites or the technologies that will be integrated into our websites may infringe on claims of third-party patents or other intellectual property rights, which could adversely affect our business.

We cannot assure you that others will not obtain and assert patents or other intellectual property rights against us, our current or proposed websites or the technologies we intend to integrate into our websites. If intellectual property rights are asserted against us, we cannot assure you that we will be able to obtain license rights on reasonable terms or at all or that we will have the financial, personnel or other resources to defend any legal actions brought against us. If we are unable to obtain licenses or defend any lawsuits brought against us, we may be unable to operate our business and our financial results may therefore be harmed.

Due to the online nature of our business, any technical problems or disruptions associated with our current and future websites will have an adverse effect on our operations.

Our proposed business will almost entirely be conducted online and as a result, any technical problem, delay or disruption in our proposed websites may prevent potential or existing clients from visiting our websites or purchasing vacation packages.  Such delays or disruptions would have an adverse effect on our operations as well as our brand name and reputation.  Our sole officer and director does not have any professional training or technical credentials to correct potential technical problems or disruptions.   Additionally, we do not intend to retain employees or consultants to handle technical problems or disruptions that we may encounter. Accordingly, we would need to consult outside technicians to correct any problems we may experience, which would cause the Company to incur additional costs.

Failure to effectively manage growth in the Company could place strains on our managerial, operational and financial resources and could adversely affect our business and operating results.

Any growth of our business may place a strain on our managerial, operational and financial resources. This strain may inhibit our ability to achieve the rapid execution necessary to implement our business plan, particularly our planned expansion to offer travel packages outside of Spain, and could have a material adverse effect upon our financial condition, business prospects and operations and the value of an investment in our Company.

Our business could be hurt if we do not offer new products and services successfully.

After we are able to offer and sell our vacation packages through our first website, www.MySpanishGetaway.com, and market our business, we plan to introduce new vacation packages to other European vacations and through our future websites including www.MyEuropeanGetaway.com, MyItalianGetaway.com, MyBritishGetaway.com, and MyGreekGetaway.com.   We may not be able to successfully offer new products or services on our future websites in a cost-effective or timely manner. Further, any new product or service that we will offer that is not favorably received by consumers could damage our reputation or brand name.  If we are unable to gain consumer acceptance of such expanded products or services or generate revenues sufficient to offset their development or offering costs, our business could be harmed.

We will rely heavily on third parties to provide products and services as part of our luxury vacation packages.  A failure by such parties to provide high quality products and services could materially adversely affect our business, results of operations and financial condition.

We will depend heavily on the airlines, hotels, restaurants and other businesses whose products and services we will offer in our vacation packages.  These third parties may not always perform at the levels we expect or at the levels required by our intended clientele. If these third parties fail to meet our performance expectations or those of our proposed clients, our reputation and brand name could be harmed and our business could be severely disrupted.

We will face actual and potential competition from many sources, which may limit the ability of the Company to generate revenues.

The luxury travel industry is intensely competitive. We will face competition from several different sources including online travel companies, travel agents, airlines and many other businesses within the travel industry that are established companies that have operated for a substantial period of time, as compared to the Company.  While some of these companies may not specifically target clients seeking luxury travel, they may have greater financial resources than us and have the monetary capability to directly compete with us if they so choose by providing similar products and services as those that we intend to offer.

Our sole officer and director does not have any specialized travel related knowledge of Spain, Italy, England or Greece, which may put the Company at a competitive disadvantage compared to other travel companies that are familiar with these regions.  Travel companies that are familiar with these regions may be well acquainted and have established business relationships with local hotels, restaurants or entertainment companies whose products and services they may include in their travel packages, and a result, these travel companies may be able to receive special discounts or benefits that they can in turn offer to their clients.  Further, these travel companies may be knowledgeable about the types of accommodations and attractions that drive the travel and tourism industry in these regions and may use that knowledge to guide their business operations.  In order for our Company to succeed against our competition, our current and future officers, directors, employees and consultants will need to acclimate themselves with these regions prior to us offering our vacation packages so that we can become familiar with the people, popular culture, geography and local businesses of these regions and modify our plan of operations or products and services accordingly.  If we are unable to distinguish ourselves from our competitors, we may be unable to successfully compete, and accordingly, our business and financial performance will be adversely affected.

The value of the domain names that we have acquired may be diminished which could harm our reputation and brand name.

We currently hold the Internet domain names MySpanishGetaway.com, MyEuropeanGetaway.com, MyItalianGetaway.com, MyBritishGetaway.com and MyGreekGetaway.com. Third parties may acquire domain names that infringe or otherwise decrease the value or use of our websites. Domain names generally are regulated by Internet regulatory bodies and the regulation of domain names in the United States and in foreign countries is subject to change. Regulatory bodies could establish additional top-level domains, appoint additional domain name registrars or modify the requirements for holding domain names. As a result, we may not be able to maintain or acquire these domain names in all of the countries in which we will conduct business, which could harm our reputation and brand name.

We will be subject to the many risks of doing business internationally, which may prevent us from gaining clients, expose us to liability in foreign jurisdictions, and result in serious harm to our business operations.

We will conduct our business operations from our headquarters in Byron, Illinois, however, our proposed vacation packages will include travel, hotel stays, dining and entertainment in international destinations in Spain and if the Company is able to expand its operations, throughout Europe.  Thus, we will be subject to many risks associated with doing business internationally, including the inability to oversee or control the actions of the third party airlines, hotels, restaurants and other vendors whose products and services are included in our vacation packages.  Accordingly, if a problem or emergency were to arise during a client’s vacation, our ability to effectively assist that client would be limited to the resources we have in the United States and the relationships we have with those with whom we do business overseas.  This limitation may lead to a lack of consumer confidence in our business and may affect our ability to obtain or keep clients.

Further, we are a Nevada corporation and, as such, are subject to the jurisdiction of the State of Nevada and the United States courts for purposes of any lawsuit, action or proceeding brought against us.  Our business will heavily depend on our future business relationships and possible partnerships or acquisitions with third parties in Spain and eventually throughout Europe, where foreign laws may govern the contracts we enter into and subject our Company to lawsuits in foreign courts.  The costs of defending any claims or actions in a foreign jurisdiction will be difficult to estimate and may be more expensive than in the United States.  Furthermore, our ability to bring an action or claim for damages against a foreign third party with whom we enter into a contract may be limited, given that party’s location overseas and potentially limited ties to the United States.  If we are able to get a judgment in the United States against any such third party, it may be difficult for us to enforce a U.S. judgment in a foreign country and foreign courts may not recognize judgments obtained in the U.S.  Any of these risks may result in a serious disruption in our business and cause our business to fail.

RISKS RELATED TO THE COMMON STOCK

The Company’s stock price may be volatile.

The market price of the Company’s Common Stock is likely to be highly volatile and could fluctuate widely in price in response to various potential factors, many of which will be beyond the Company’s control, including the following:

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products and services offered by the Company or its competitors;

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additions or departures of key personnel;

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the Company’s ability to execute its business plan;

•

operating results that fall below expectations;

•

industry developments;

•

economic and other external factors; and

•

period-to-period fluctuations in the Company’s financial results.

In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of the Company’s Common Stock.

As a public company, we will incur substantial expenses.

Upon declared effectiveness of this Registration Statement by the SEC, we will become subject to the information and reporting requirements of the U.S. securities laws. The U.S. securities laws require, among other things, review, audit, and public reporting of our financial results, business activities, and other matters. Recent SEC regulation, including regulation enacted as a result of the Sarbanes-Oxley Act of 2002, has also substantially increased the accounting, legal, and other costs related to becoming and remaining an SEC reporting company. If we do not have current information about our Company available to market makers, they will not be able to trade our stock. The public company costs of preparing and filing annual and quarterly reports, and other information with the SEC and furnishing audited reports to stockholders, will cause our expenses to be higher than they would be if we were privately-held. These increased costs may be material and may include the hiring of additional employees and/or the retention of additional advisors and professionals. Our failure to comply with the federal securities laws could result in private or governmental legal action against us and/or our sole officer and director, which could have a detrimental effect on our business and finances, the value of our stock, and the ability of stockholders to resell their stock.

FINRA sales practice requirements may limit a stockholder’s ability to buy and sell our stock.

The Financial Industry Regulatory Authority (“FINRA”) has adopted rules that relate to the application of the SEC’s penny stock rules in trading our securities and require that a broker/dealer have reasonable grounds for believing that the investment is suitable for that customer, prior to recommending the investment. Prior to recommending speculative, low priced securities to their non-institutional customers, broker/dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative, low priced securities will not be suitable for at least some customers. The FINRA requirements make it more difficult for broker/dealers to recommend that their customers buy our Common Stock, which may have the effect of reducing the level of trading activity and liquidity of our Common Stock. Further, many brokers charge higher transactional fees for penny stock transactions. As a result, fewer broker/dealers may be willing to make a market in our Common Stock, reducing a shareholder’s ability to resell shares of our Common Stock.

We may be exposed to potential risks resulting from new requirements under section 404 of the Sarbanes-Oxley Act of 2002.

There are substantial penalties that could be imposed upon us if we fail to comply with all regulatory requirements. In particular, under Section 404 of the Sarbanes-Oxley Act of 2002 we will be required, beginning with our fiscal year ending October 31, 2012, to include in our annual report our assessment of the effectiveness of our internal control over financial reporting as of the end of fiscal 2012. We have not yet completed our assessment of the effectiveness of our internal control over financial reporting. We expect to incur additional expenses and diversion of management’s time as a result of performing the system and process evaluation, testing and remediation required in order to comply with the management certification and auditor attestation requirements.

If a market for our Common Stock does not develop, shareholders may be unable to sell their shares.

A market for our Common Stock may never develop. We intend to contact an authorized OTC Bulletin Board market-maker for sponsorship of our securities on the OTC Bulletin Board. However, there is no guarantee that our shares will be traded on the Bulletin Board, or, if traded, a public market may not materialize. If our Common Stock is not traded on the Bulletin Board or if a public market for our Common Stock does not develop, investors may not be able to re-sell the shares of our Common Stock that they have purchased and may lose all of their investment.

The Company’s Common Stock is currently deemed to be “penny stock”, which makes it more difficult for investors to sell their shares.

The Company’s Common Stock is currently subject to the “penny stock” rules adopted under section 15(g) of the Exchange Act. The penny stock rules apply to companies whose common stock is not listed on the NASDAQ Stock Market or other national securities exchange and trades at less than $5.00 per share or that have tangible net worth of less than $5,000,000 ($2,000,000 if the company has been operating for three or more years). These rules require, among other things, that brokers who trade penny stock to persons other than “established customers” complete certain documentation, make suitability inquiries of investors and provide investors with certain information concerning trading in the security, including a risk disclosure document and quote information under certain circumstances. Many brokers have decided not to trade penny stocks because of the requirements of the penny stock rules and, as a result, the number of broker-dealers willing to act as market makers in such securities is limited. If the Company remains subject to the penny stock rules for any significant period, it could have an adverse effect on the market, if any, for the Company’s securities. If the Company’s securities are subject to the penny stock rules, investors will find it more difficult to dispose of the Company’s securities.

Additional issuances of our securities may result in immediate dilution to existing stockholders.

We are authorized to issue up to 250,000,000 shares of Common Stock, $0.001 par value per share of which 5,000,000 are currently issued and outstanding.  Further, we are authorized to issue up to 10,000,000 shares of Preferred Stock, $0.001 par value per share of which none are issued and outstanding.  Our Board of Directors has the authority to cause us to issue additional shares of Common Stock, and to determine the rights, preferences and privileges of our preferred stock, without consent of any of our stockholders. We may issue either common or preferred stock in connection with financing arrangements or otherwise. Any such issuances will result in immediate dilution to our existing stockholders’ interests, which will negatively affect the value of your shares.

The elimination of monetary liability against the Company’s existing and future directors, officers and employees under Nevada law and the existence of indemnification rights to the Company’s existing and future directors, officers and employees may result in substantial expenditures by the Company and may discourage lawsuits against the Company’s directors, officers and employees.

The Company’s Articles of Incorporation contain specific provisions that eliminate the liability of directors for monetary damages to the Company and the Company’s stockholders; further, the Company is prepared to give such indemnification to its existing and future directors and officers to the extent provided by Nevada law. The Company may also have contractual indemnification obligations under any employment agreements it may have with its officers and directors. The foregoing indemnification obligations could result in the Company incurring substantial expenditures to cover the cost of settlement or damage awards against directors and officers, which the Company may be unable to recoup. These provisions and resultant costs may also discourage the Company from bringing a lawsuit against existing and future directors and officers for breaches of their fiduciary duties and may similarly discourage the filing of derivative litigation by the Company’s stockholders against the Company’s existing and future directors and officers even though such actions, if successful, might otherwise benefit the Company and its stockholders.

DETERMINATION OF OFFERING PRICE

As a result of there being no established public market for our shares, the offering price and other terms and conditions relative to our shares have been arbitrarily determined by the Company and do not bear any relationship to assets, earnings, book value, or any other objective criteria of value. In addition, no investment banker, appraiser, or other independent third party has been consulted concerning the offering price for the shares or the fairness of the offering price used for the shares.

USE OF PROCEEDS

This Offering is being made without the involvement of underwriters or broker-dealers. This means we will receive $245,000 if all of the shares of Common Stock offered hereunder are purchased. However, we cannot guarantee that we will sell any or all of the shares being offered by us.  The table below estimates our use of proceeds for our first year of operations, given the varying levels of success of the Offering.

Shares Offered (% Sold)	Gross Offering Proceeds	Approximate Offering Expenses(1)		Total Net Offering Proceeds	Principal Uses of Net Proceeds
700,000 shares (20%)	$49,000			$4,000	Website Development	$4,000
					Website Maintenance	$0
		SEC Filings	$1,000		Marketing	$0
		Transfer Agent	$1,000		Sales Representatives	$0
		Misc.Expenses	$3,000		Customer Service Representatives	$0
		Legal & Accounting	$40,000		Working Capital(2)	$0

		TOTAL	$45,000		TOTAL	$4,000
1,225,000 shares (35%)	$85,750			$40,750	Website Development	$4,500
					Website Maintenance	$4,000
		SEC Filings	$1,000		Marketing	$6,000
		Transfer Agent	$1,000		Sales Representatives	$17,500
		Misc. Expenses	$3,000		Customer Service Representatives	$0
		Legal & Accounting	$40,000		Working Capital(2)	$8,750

		TOTAL	$45,000			$40,750
1,750,000 shares (50%)	$122,500			$77,500	Website Development	$5,000
					Website Maintenance	$8,000
		SEC Filings	$1,000		Marketing	$12,000
		Transfer Agent	$1,000		Sales Representatives	$35,000
		Misc. Expenses	$3,000		Customer Service Representatives	$0
		Legal & Accounting	$40,000		Working Capital(2)	$17,500

		TOTAL	$45,000		TOTAL	$77,500
2,625,000 shares (75%)	$183,750			$138,750	Website Development	$10,000
					Website Maintenance	$18,000
		SEC Filings	$1,000		Marketing	$24,000
		Transfer Agent	$1,000		Sales Representatives	$35,000
		Misc. Expenses	$3,000		Customer Service Representatives	$15,000
		Legal & Accounting	$40,000		Working Capital(2)	$36,750

		TOTAL	$45,000		TOTAL	$138,750
3,500,000 shares (100%)	$245,000			$200,000	Website Development	$16,000
					Website Maintenance	$24,000
		SEC Filings	$1,000		Marketing	$28,000
		Transfer Agent	$1,000		Sales Representatives	$35,000
		Misc. Expenses	$3,000		Customer Service Representatives	$30,000
		Legal & Accounting	$40,000		Working Capital(2)	$67,000

		TOTAL	$45,000		TOTAL	$200,000

(1)  Offering expenses have been rounded to $45,000 and have been partially paid from initial loans from World Rider Ltd.  On June 15, 2011, World Rider Ltd. loaned $10,000 to the Company and in exchange, the Company issued to World Rider Ltd. a $10,000 Promissory Note that is unsecured, bears interest at 10% per annum and is due on demand.  On May 22, 2012, World Rider Ltd. loaned another $10,000 to the Company and in exchange, the Company issued to World Rider Ltd. a $10,000 Promissory Note that is unsecured, bears interest at 10% per annum and is due on demand.  The funds received from World Rider Ltd. have been used to pay a portion of our offering expenses.  The receipt and repayment of such funds to World Rider Ltd. will not affect the use of our net proceeds from the Offering as these funds have already been accounted for in the offering expenses and allocation of gross proceeds.  If we sell 18% or more of our shares under the Offering, we will repay our offering expenses of $45,000, which includes repaying World Rider Ltd.  If we sell 18% or less of our shares under the Offering, we will not have sufficient proceeds to cover repaying our offering expenses or repaying World Rider Ltd. and we will have to pay the remainder of such expenses out of additional financing we have not yet received and which may not be available to us on acceptable terms, if at all.

(2) General Working Capital may include, but are not limited to, postage, telephone services, overnight delivery services, legal fees, accounting fees, costs to become a publicly reporting company and other general and miscellaneous operating expenses. Any line item amounts not expended completely shall be held in reserve as working capital and subject to reallocation to other line item expenditures as required for ongoing operations.

If 100% of the offered shares are sold, we will receive the maximum proceeds of $200,000, after offering expenses have been paid.  We believe that these proceeds will fund our plan of operations for up to twelve months.  If we are able to raise the maximum proceeds from this Offering, we intend to devote up to $16,000 towards the further development of our first website, dedicate $24,000 to the development, maintenance and advancement of our current and future websites, $28,000 towards the marketing of our products and services and $67,000 to working capital.  Additionally, if we raise the maximum amount of proceeds, we intend to hire one full-time sales representative as well as one full-time customer service representative for our first year of operations at salaries of $35,000 and $30,000, respectively.

If 75% of the offered shares are sold we will receive $138,750, after offering expenses have been paid. We believe that these proceeds will fund our plan of operations for up to nine months.  In this instance, we will still focus on development of our first website, to which we will devote $10,000, however, we will have to cut our marketing budget to $24,000 and website development and maintenance budget for our current and future websites to $18,000. We estimate that we will allocate up to $36,750 to working capital in this instance and will hire one full-time sales representative and one part-time customer service representative for our first year of operations at salaries of $35,000 and $15,000, respectively.

If 50% of the offered shares are sold we will receive $77,500, after offering expenses have been paid.  We believe that these proceeds will fund our plan of operations for up to six months.  In this instance, we will allocate $5,000 towards the development of our first website, $8,000 towards the development and maintenance of our current and future websites, $12,000 towards the marketing of the Company and our products, and $17,500 towards working capital.  Further, we intend to hire one full-time sales representative for our first year of operations at a salary of $35,000, but would not be able to hire a customer service representative.

If 35% of the offered shares are sold we will receive $40,750, after offering expenses have been paid.  We believe that these proceeds will fund our plan of operations for up to four months.  In this instance, we will allocate $4,500 towards the development of our first website, $4,000 towards the development and maintenance of our current and future websites, $6,000 towards the marketing of the Company and our products, and $8,750 towards working capital.  Further, we intend to hire one part-time sales representative for our first year of operations at a salary of $17,500, but would not be able to hire a customer service representative.

If we sell 20% or less of our shares under the Offering, we will only receive $4,000 after offering expenses have been paid.   We believe that these proceeds will fund our plan of operations for up to three months.  In this instance, we will allocate all $4,000 to the development of our first website, however, we will have to seek out additional capital from alternate sources to execute our business plan. If such funds are not available to us, our business will likely fail and any investment would be lost.

The funds from this Offering will not be used to pay Mr. Hall for his services to the Company, whether provided prior to, during, or subsequent to the Offering. There can be no assurance that the Company will raise any funds through this Offering and if a limited amount of funds are raised, the Company will use such funds according to their best judgment in accordance with the use of proceeds chart. This discretion is not unlimited and any such change in the use of proceeds as discussed above would be restricted to a proportionate reduction in funds allocated to each specific item listed, and would not differ materially from the use of proceeds chart above.

If we are unable to generate the maximum amount of funds under this Offering to finance our plan of operations for twelve months, we will seek additional funding from management, the issuance of equity or debt or through obtaining a credit facility.  We do not currently have any arrangements for obtaining additional financing and there is no assurance that any additional financing will be available or, if available, on terms that will be acceptable to us.  We will seek such funds from friends, family, and business acquaintances; however, we have not received any firm commitments or indications of interest from our friends, family members, or business acquaintances regarding potential investments in our Company and cannot predict when such funding may be available to us.

PLAN OF DISTRIBUTION; TERMS OF THE OFFERING

As of the date of this prospectus, the Company has 5,000,000 shares of Common Stock issued and outstanding. The Company is registering an additional 3,500,000 shares of its Common Stock for sale at the price of $0.07 per share. There is no arrangement to address the possible effect of the Offering on the price of the stock.

In connection with the Company’s selling efforts in the Offering, Kevin Hall will not register as a broker-dealer pursuant to Section 15 of the Exchange Act, but rather will rely upon the “safe harbor” provisions of SEC Rule 3a4-1, promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an Offering of the issuer’s securities. Mr. Hall is not subject to any statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act. Mr. Hall will not be compensated in connection with his participation in the Offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities. Mr. Hall is not, nor has he been within the past 12 months, a broker or dealer, and he is not, nor has he been within the past 12 months, an associated person of a broker or dealer. At the end of the Offering, Mr. Hall will continue to primarily perform substantial duties for the Company or on its behalf otherwise than in connection with transactions in securities. Mr. Hall has not participated in another offering of securities pursuant to the Exchange Act Rule 3a4-1 in the past 12 months. Additionally, he has not and will not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on the Exchange Act Rule 3a4-1(a)(4)(i) or (iii).

In order to comply with the applicable securities laws of certain states, the securities will be offered or sold in those states only if they have been registered or qualified for sale; an exemption from such registration or if qualification requirement is available and with which the Company has complied. In addition, and without limiting the foregoing, the Company will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective.

Penny Stock Regulation

Our Common Shares are not quoted on any stock exchange or quotation system. The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange system).

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document prepared by the SEC, that:

•

contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;

•

contains a description of the broker’s or dealer’s duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties;

•

contains a brief, clear, narrative description of a dealer market, including “bid” and “ask” prices for penny stocks and the significance of the spread between the bid and ask price;

•

contains a toll-free telephone number for inquiries on disciplinary actions;

•

defines significant terms in the disclosure document or in the conduct of trading penny stocks; and,

•

contains such other information and is in such form (including language, type, size, and format) as the SEC shall require by rule or regulation.

The broker-dealer also must provide the customer with the following, prior to proceeding with any transaction in a penny stock:

•

bid and offer quotations for the penny stock;

•

details of the compensation of the broker-dealer and its salesperson in the transaction;

•

the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and,

•

monthly account statements showing the market value of each penny stock held in the customer’s account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written acknowledgment of the receipt of a risk disclosure statement and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling those securities.

Offering Period and Expiration Date

This Offering will start on the date this Registration Statement is declared effective by the SEC and continue for a period of 180 days. We may extend the offering period for an additional 90 days, unless the Offering is completed or otherwise terminated by us.

Procedures for Subscribing

Once the Registration Statement is declared effective by the SEC, if you decide to subscribe for any shares in this Offering, you must:

1.

receive, review and execute and deliver a Subscription Agreement; and

2.

deliver a check or certified funds to us for acceptance or rejection.

Any potential investor will have ample time to review the Subscription Agreement, along with their counsel, prior to making any final investment decision. The Company shall only deliver such Subscription Documents upon request after a potential investor has had ample opportunity to review this prospectus. Further, we will not accept any money until this Registration Statement is declared effective by the SEC.

Right To Reject Subscriptions

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions.

Acceptance of Subscriptions

You have a two day cancellation right to cancel your subscription and can cancel your Subscription Agreement by sending notice to the Company by midnight on the second business day after you sign your Subscription Agreement.  Once the Subscription Agreement is accepted by the Company after the second business day, you may not revoke or change your subscription or request a refund of monies paid, even if you subsequently learn information about the Company that you consider to be materially unfavorable.  However, this does not limit your rescission rights under Section 5 of the Securities Act of 1933 in cases of material omissions or misstatements contained in this Registration Statement.

Upon the Company’s acceptance of a Subscription Agreement and receipt of full payment, the Company shall countersign the Subscription Agreement and issue a stock certificate along with a copy of the Subscription Agreement.

DILUTION

We intend to sell 3,500,000 shares of our Common Stock at a price of $0.07 per share. The following table sets forth the number of shares of Common Stock purchased from us, the total consideration paid and the price per share. The table assumes all 3,500,000 shares of Common Stock will be sold.

	Shares Issued		Total Consideration		Price Per Share
	Number of Shares	Percent	Amount	Percent
Existing Shareholder	5,000,000	58.82%	$5,000(1)	2.00%	$0.001
Purchasers of Shares	3,500,000	41.18%	$245,000	98.00%	$0.07
Total	8,500,000	100.00%	$250,000	100.00%

(1)

Pursuant to the Organizational Minutes of the Company, the Company issued 5,000,000 shares of its Common Stock, $0.001 par value per share to our President, Mr. Kevin Hall, as consideration for services rendered in connection with the formation of the Company. This dollar estimate is based on the grant date aggregate fair value at the close of business in accordance with FASB ASC Topic 718.

The following table sets forth the difference between the offering price of the shares of our Common Stock being offered by us, the net tangible book value per share, and the net tangible book value per share after giving effect to the Offering by us, assuming that 100%, 75% and 50% of the offered shares are sold. Net tangible book value per share represents the amount of total tangible assets less total liabilities divided by the number of shares outstanding as of January 31, 2012. Totals may vary due to rounding.

	100% of offered shares are sold	75% of offered shares are sold	50% of offered shares are sold
Offering Price	$0.07 per share	$0.07 per share	$0.07 per share
Net tangible book value at 1/31/2012	$(0.01) per share	$(0.01) per share	$(0.01) per share
Net tangible book value after giving effect to the Offering	$0.02 per share	$0.01 per share	$0.00 per share
Increase in net tangible book value per share attributable to cash payments made by new investors	$0.03 per share	$0.02 per share	$0.01 per share
Per Share Dilution to New Investors	$0.05 per share	$0.06 per share	$0.07 per share
Percent Dilution to New Investors	71.4%	85.7%	100.0%

If 100% of the offered shares are sold we will receive the maximum proceeds of $200,000, after offering expenses have been deducted. If 75% of the offered shares are sold we will receive $138,750 after offering expenses have been deducted. If 50% of the offered shares are sold we would receive $77,500 after offering expenses have been deducted. If we sell 18% or less of our shares under the Offering, we will not have sufficient proceeds to cover repaying our offering expenses and we will have to pay the remainder of such expenses out of additional financing we have not yet received and which may not be available to us on acceptable terms, if at all.

DESCRIPTION OF PROPERTY

We currently are using a portion of our Chief Executive Officer’s home as our corporate headquarters; this space is located at 5481 North River Road, Byron, IL, 61010, and we are using the space rent-free. As of the date of this filing, we have not sought to move or change our office site. Additional space may be required in the future. We do not foresee any significant difficulties in obtaining any required additional space. We currently do not own any real property.

DESCRIPTION OF SECURITIES

Common Stock

Our authorized capital stock consists of 250,000,000 shares of Common Stock, $0.001 par value per share. There are no provisions in our charter or Bylaws that would delay, defer or prevent a change in our control. However, there exists such provisions in our charter that may make changes of control more difficult. Such provisions include the ability of our Board of Directors to issue a series of preferred stock and the limited ability of shareholders to call a special meeting. Special meetings of the shareholders may be called at any time by the Chairman of the Board, the President, or the Secretary, by resolution of the Board of Directors, or at the request in writing of one or more shareholders owning shares in the aggregate entitled to cast at least a majority of the votes at the meeting, with such written request to state the purpose or purposes of the meeting and to be delivered to the Board of Directors, the President or the Secretary.  In case of failure to call such meeting within 60 days after such request, such shareholder or shareholders may call the same.  Business transacted at any special meeting of shareholders shall be limited to the purposes stated in the notice.  Kevin Hall, our sole officer and director, currently owns 100% of the outstanding shares of our Common Stock, and, upon completion of this Offering, will own 58.82% of our outstanding Common Stock if the maximum number of shares is sold.  As a result, other shareholders will not be able to call a special meeting until Kevin Hall’s ownership of the Company’s outstanding common shares falls below 50%.

The holders of our Common Stock have equal ratable rights to dividends from funds legally available if and when declared by our Board of Directors and are entitled to share ratably in all of our assets available for distribution to holders of Common Stock upon liquidation, dissolution or winding up of our affairs. Our Common Stock does not provide the right to preemptive, subscription or conversion rights and there is no redemption or sinking fund provision or rights. Our Common Stock holders are entitled to one non-cumulative vote per share on all matters on which shareholders may vote. Holders of shares of our Common Stock do not have cumulative voting rights, which means that the holders voting for the election of directors, may cast such votes equal to the total number of shares owned by each shareholder for each of the duly nominated directors, if they so choose.

Preferred Stock

The Company’s Articles of Incorporation authorize the issuance of 10,000,000 shares of Preferred Stock. Our Board of Directors is authorized to determine or alter any or all of the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of preferred stock and, within the limitations or restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series, to increase or decrease (but not below the number of shares of any such series then outstanding) the number of shares comprising any such series subsequent to the issue of shares of that series, to set the designation of any series, and to provide for rights and terms of redemption, conversion, dividends, voting rights, and liquidation preferences of the shares of any such series. As of the date hereof there have been no shares of Preferred Stock designated.

Dividends

It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Warrants and Options

There are no outstanding warrants or options to purchase our securities.

Transfer Agent and Registrar

Our transfer agent is Action Stock Transfer, 2469 E. Fort Union Blvd., Suite 214 Salt Lake City, UT 84121 and its phone number is (801) 274-1088. The transfer agent is responsible for all record-keeping and administrative functions in connection with the common shares.

No Public Market for Common Stock

There is currently no public trading market for our Common Stock and no such market may ever develop. While we intend to seek and obtain quotation of our Common Stock for trading on the OTC Bulletin Board (“OTCBB”), there is no assurance that our application will be approved. An application for quotation on the OTCBB must be submitted by one or more market makers who: 1) are approved by the Financial Industry Regulatory Authority ("FINRA"); 2) who agree to sponsor the security; and 3) who demonstrate compliance with SEC Rule 15(c)2-11 before initiating a quote in a security on the OTCBB. In order for a security to be eligible for quotation by a market maker on the OTCBB, the security must be registered with the SEC and the company must be current in its required filings with the SEC. There are no listing requirements for the OTCBB and accordingly no financial or minimum bid price requirements. We intend to cause a market maker to submit an application for quotation to the OTCBB upon the effectiveness of this registration statement of which this prospectus forms a part. However, we can provide no assurance that our shares will be traded on the bulletin board or, if traded, that a public market will materialize.

Rule 144

All of the presently outstanding shares of our Common Stock are "restricted securities" as defined under Rule 144 promulgated under the Securities Act and may only be sold pursuant to an effective registration statement or an exemption from registration, if available. The SEC has adopted final rules amending Rule 144 which became effective on February 15, 2008. Pursuant to Rule 144, one year must elapse from the time a “shell company”, as defined in Rule 405 of the Securities Act and Rule 12b-2 of the Exchange Act, ceases to be a “shell company” and files Form 10 information with the SEC, during which time the issuer must remain current in its filing obligations, before a restricted shareholder can resell their holdings in reliance on Rule 144. Form 10 information is equivalent to information that a company would be required to file if it were registering a class of securities on Form 10 under the Exchange Act. Under Rule 144, restricted or unrestricted securities, that were initially issued by a reporting or non-reporting shell company or a company that was at anytime previously a reporting or non-reporting shell company, can only be resold in reliance on Rule 144 if the following conditions are met: (1) the issuer of the securities that was formerly a reporting or non-reporting shell company has ceased to be a shell company; (2) the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act; (3) the issuer of the securities has filed all reports and material required to be filed under Section 13 or 15(d) of the Exchange Act, as applicable, during the preceding twelve months (or shorter period that the Issuer was required to file such reports and materials), other than Form 8-K reports; and (4) at least one year has elapsed from the time the issuer filed the current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

At the present time, we are classified as a “shell company” under Rule 405 of the Securities Act and Rule 12b-2 of the Exchange Act. As such, all restricted securities presently held by the founder of our Company may not be resold in reliance on Rule 144 until: (1) we file Form 10 information with the SEC when we cease to be a “shell company”; (2) we have filed all reports as required by Section 13 and 15(d) of the Securities Act for twelve consecutive months; and (3) one year has elapsed from the time we file the current Form 10 type information with the SEC reflecting our status as an entity that is not a shell company.

INFORMATION WITH RESPECT TO REGISTRANT

THE FOLLOWING DISCUSSION AND ANALYSIS SHOULD BE READ TOGETHER WITH THE CONSOLIDATED FINANCIAL STATEMENTS OF SEVILLE VENTURES CORP. AND THE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS INCLUDED IN THIS REGISTRATION STATEMENT. THIS DISCUSSION SUMMARIZES THE SIGNIFICANT FACTORS AFFECTING OUR OPERATING RESULTS, FINANCIAL CONDITIONS AND LIQUIDITY AND CASH-FLOW SINCE INCEPTION.

DESCRIPTION OF BUSINESS

Company Overview

The Company was incorporated in the State of Nevada on February 14, 2011 and is currently headquartered in Byron, Illinois. Initially, we intend to provide specialized luxury vacation packages for those discriminating consumers looking for a unique experience. Our initial target market will be the country of Spain. However, as our company grows, we plan to offer luxury vacation packages throughout Europe. Through our first website currently accessible at www.MySpanishGetaway.com, travelers will be able to research, plan, and book seven different luxury vacations in different cities and/or regions throughout Spain, and each vacation will include round-trip first class airfare, 5-star accommodations, Michelin-starred restaurants, luxurious sightseeing tours or entertainment and other unique features. Initially, the features of the luxury vacations will be pre-selected by the Company, but our vacation packages will also be customizable, upon request, to meet the needs of the most discriminating traveler. The long-term goal of the Company is to establish itself as an internationally recognized provider of top-of-the-line luxury travel.

Within the growing travel industry, the Company will focus on the niche market of luxury travel, foremost in Spain and as the Company begins to expand, throughout Europe.  Our intended clients will be individuals, couples and groups of moderate to high net worth, who travel for leisure at least once per year.  We will initially target American travelers, but as we expand we will target a broader range of travelers outside of the United States.  Seeking the ultimate luxury travel experience, our target clients will demand the finest quality travel and lodging accommodations, entertainment and other luxury features accompanied by a superior level of service. The Company seeks to distinguish itself in the luxury travel market and to be recognized for its exceptional service, professionalism, comprehensiveness, and client satisfaction.

The Company will strive to gain a competitive advantage in the luxury vacation market by offering hand-selected, elite vacation packages to potential clients and by interacting one-on-one with these clients to assist them with various aspects of their vacations from the beginning planning stage through the completion of their trips.  Further, the Company plans to cultivate this competitive edge by developing close relationships with airlines, hotels, restaurants, tour companies and other businesses whose products and services we intend to include in our vacation packages, in order to develop mutually beneficial relationships whereby the Company will feature these businesses in our luxury vacation packages in exchange for certain benefits, such as exclusive offers or deals that the Company can then offer to our potential clients.  Above all, we will strive to ensure that clients are worry-free and fully satisfied before, during and after their trip.  As of the date of this filing, we are in the development stage and are working to implement our business plan; accordingly we have not acquired a client base.

Our sole officer and director has only recently become interested in creating a travel service company and does not have any professional training or technical credentials in the development of such a company or the development of an interactive website that offers such services.  Nevertheless, Mr. Hall has prior experience in website design and management, and is committed to devote approximately 15 to 20 hours per week to the Company.  He will be in charge of supervising development projects that we carry out including supervision of any consultants, marketing agents, employees or website developers that we may engage to assist in carrying out the Company’s plan of operations.

We intend to retain qualified personnel on a contract basis to help us fine-tune the details of the luxury vacation packages that we intend to sell, to identify additional features to include in our packages, to help expand and maintain our current and future websites, to provide customer support to our future clients, to market our future products and services, and much more.  To date, we do not have any verbal or written agreements regarding the retention of any qualified personnel to assist us with our business development activities.

Business Activities

Since inception, our business activities have consisted of the incorporation of our company in the State of Nevada, the organization of our business, and the development of our proposed business plan.  We are a development stage company and have spent the majority of our time refining our business plan.  We have identified and contacted several hotels, restaurants, airlines, tour companies and more that we intend to feature in our luxury vacation packages to discuss our proposed business plan and the costs associated with including their products and services in our proposed vacation packages.  As of the date of this filing, we have not entered into any negotiations or contracts with these companies.

During this early development stage, we have secured the domain name for our first website located at www.MySpanishGetaway.com, which we hope will eventually become a reputable name and a valuable resource to our future clients.  As part of our growth strategy to offer luxury vacation packages throughout Europe, we have also secured multiple domain names for future websites that we intend to launch, including: www.MyEuropeanGetaway.com; www.MyItalianGetaway.com; www.MyBritishGetaway.com; and www.MyGreekGetaway.com.   Eventually, we intend to have www.MyEuropeanGetaway.com be our main domain under which all other domains will be linked.

Products and Services

Our proposed products include seven luxury vacation packages to Spain, which will be offered through our first website currently accessible at www.MySpanishGetaway.com.  Our seven luxury vacation packages are described as follows:

1.

My Spanish Getaway – This luxury Spanish getaway will be a one or two week vacation that will highlight some of the luxuries and splendors of Spain.  As part of this package, the client will visit seven different cities in Spain, including Madrid, Barcelona, Toledo, Cordoba, Seville, Granada and Malaga.

Features & Highlights included in My Spanish Getaway:

•

Round-trip, First Class Airfare from New York’s JFK Airport

•

5-Star Accommodations in each city

•

Dinner at Michelin-starred restaurants in each city

•

Options to visit wineries, golf courses and more

2.

My Barcelona Getaway – This luxury getaway will be a one week trip highlighting Barcelona, Spain.

Features & Highlights included in My Barcelona Getaway:

•

Round-trip, First Class Airfare from New York’s JFK Airport

•

6 nights in a luxury suite at a 5-Star hotel

•

Dinner for 4 nights at different Michelin-starred restaurants

•

Guided tours of the Picasso museum, Gaudi architecture and the famous entertainment and shopping street, Las Ramblas, ending at the Christopher Columbus Monument

•

VIP night club access

•

Helicopter sightseeing tour

3.

My Madrid Getaway – This luxury getaway will be a one week trip highlighting Madrid, Spain.

Features & Highlights included in My Madrid Getaway:

•

Round-trip, First Class Airfare from New York’s JFK Airport

•

6 nights in a luxury suite at a 5-Star hotel

•

Dinner for 4 nights at different Michelin-starred restaurants

•

Guided tours of the Royal Palace and Prado museum

•

Helicopter sightseeing tour

4.

My Seville Getaway – This luxury getaway will be a one week trip highlighting Seville, Spain.

Features & Highlights included in My Seville Getaway:

•

Round-trip, First Class Airfare from New York’s JFK Airport

•

6 nights in a luxury suite at a 5-Star hotel

•

Dinner for 4 nights at different Michelin-starred restaurants

•

Guided tour of the Seville Cathedral

•

Helicopter sightseeing tour

5.

My San Sebastian Getaway – This luxury getaway will be a one week trip highlighting San Sebastian, Spain.

Features & Highlights included in My San Sebastian Getaway:

•

Round-trip, First Class Airfare from New York’s JFK Airport

•

6 nights in a luxury suite at a 5-Star hotel

•

Dinner for 3 nights at different Michelin-starred restaurants

•

Guided tour of the San Sebastian Aquarium

•

Helicopter sightseeing tour

6.

My Mediterranean Getaway – This luxury Spanish getaway will be a one or two week vacation that will highlight some of the luxuries along the Mediterranean Sea.  As part of this package, the client will visit four different cities located on the Mediterranean including Barcelona, Valencia, Almeria and Malaga.

Features & Highlights included in My Mediterranean Getaway:

•

Round-trip, First Class Airfare from New York’s JFK Airport

•

5-Star Accommodations in each city

•

Dinner at Michelin-starred restaurants in each city

7.

My Spanish Wine Tour Getaway – This luxury Spanish getaway will be a 1 week getaway highlighting Spain’s northern wine region.  This wine tour package will begin in the wine region of Rioja, then the Ribera del Duero region in Castilla y Leon, and will end in the Northwest province of Galicia.

Features & Highlights included in My Spanish Wine Tour Getaway:

•

Round-trip, First Class Airfare from New York’s JFK Airport

•

6 nights in a luxury suite at a 5-Star hotel

•

Dinner at Michelin-starred restaurants

•

Tours of various vineyards

•

Several wine tastings

As disclosed above, all of our proposed packages will include round-trip, first class airfare to Spain departing from New York’s JFK Airport.  The Company intends to use the same airline to book flights for each package and to repeatedly reserve the same 5-Star hotels, Michelin-starred restaurants, guided tours, etc. for the same vacation packages.  By using the same hotels, restaurants, etc. for the same packages, the Company hopes to develop close and mutually beneficial relationships with these businesses.  There are no assurances, however, that these hotels, restaurants, tours, etc. will be available to us or that we will be able to routinely include their products and services in our vacation packages, as we have not entered into any formal agreements with these businesses.  Furthermore, the Company may decide to change the businesses that it includes in our vacation packages, depending on the clients’ feedback and preferences.  Until such time as the Company has developed close business relationships with certain airlines, hotels, etc. that we will feature in our packages, we do not intend to enter into any formal service or supply agreements with these businesses.

The pricing of our vacation packages will largely be determined by market rates, but will also depend upon the travel season, airfare and lodging prices and several other factors.  Initially, our luxury vacation packages will be offered at slightly below the market rate, as we are a new company in the development stage and have not yet established our brand name or clientele.  As a result of offering our packages at below market rates, we anticipate that our initial short-term operating profit margins will be low.  However, if our Company is able to establish a loyal core clientele and gain brand recognition, we will increase the price of our vacation packages to the market rate in order to be competitive in the industry, and as a result, we anticipate that our operating profit margins will also increase.

Initially, our sole officer and director will arrange the details for each vacation package and will rely heavily on the Internet to purchase flights, book hotel rooms, arrange tours and much more.  Once we are able to develop our brand name, gain clientele, and maintain positive cash flow, we intend to hire a sales representative to assist in preparing and arranging the vacation packages and a customer service representative to assist clients before, during and after their vacations.  Pre-trip services that we will provide will include, among other things, booking airfare, reserving the luxury hotel suites and dinner reservations, arranging tours and other entertainment, offering trip insurance for an additional fee, assisting travelers with obtaining passports or other travel documentation, and providing carefully planned and detailed itineraries.  The Company will not bear the risk of insuring our clients’ trips directly but will obtain travel insurance policies on their behalf, if so desired, from an insurance company(s) yet to selected by the Company.  To familiarize clients with the cities and regions that they will be visiting in Spain, the Company will mail a guidebook to each client before the beginning of his or her vacation.  During the trip, the client will be able to contact the Company via a toll-free number or via e-mail to help the client with any problems he or she may encounter, provide additional information, make alternative arrangements if necessary, and generally provide the client with what he or she may need or desire.  After the trip, the Company will contact the client to ensure that the client was satisfied with the vacation getaway and the Company’s services, and will ask for any feedback or suggestions.

The goal of the Company is to establish a reputation as being an exceptional travel company that offers exclusive, luxurious accommodations and travel experiences to its clients.  We will not seek to maximize profits on the sale of any individual package, but rather, will strive to fully satisfy the client in order to gain repeat business and word-of-mouth referrals.  We believe that client satisfaction will reduce our costs and increase our profits in the long run.

Status of Our Proposed Products

Our first website located at www.MySpanishGetaway.com is currently accessible, however, our luxury vacation packages are not yet available for purchase through the website.  Currently, visitors to our website can learn about the Company, view information and photographs about the proposed packages and cities in which we will offer our packages, contact the Company to offer suggestions or comments, and join our e-mail list to receive e-mails and newsletters that we intend to issue in the future.

Before we can offer our proposed vacation packages for sale through our website, we will need to further develop our website to be more interactive to allow potential clients to choose a travel package, select certain options and purchase the package online.  Additionally, we intend to further develop our website to post testimonials from previous clients who purchased our vacation getaways and to post reviews by previous clients and the general public of the hotels, restaurants and tours that are included in our packages.

Plan of Operations

We will develop our business so that when the Offering is complete, we will be ready to proceed with our plan of operations.  After the completion of this Offering, if the maximum amount of funds is generated, after deducting offering expenses, we believe that we will have enough proceeds to fund our plan of operations for up to twelve months.  If 75%, 50%, 35% or 20% of the offered shares are sold under this Offering, after deducting offering expenses, we believe that we will have enough proceeds to fund our plan of operations for up to nine, six, four and three months, respectively. Our business operations will be divided into the following core functions to address the needs of our intended clients.

Product Launch and Website Development.  The first step in realizing our business plan is to make our proposed vacations available for purchase through our website, www.MySpanishGetaway.com.  Currently, our website is accessible online, however, our proposed vacations are not yet available for purchase online.  We intend to contract a website developer to enhance our existing website to allow a potential client to choose a travel package, select different travel options or package features, compare options, interact with the Company and design a customized vacation.  Additionally, the website developer will integrate an e-commerce platform into our website so that the Company is able to securely accept credit card payments, bank transfers, PayPal, and other online payments.  The e-commerce platform will incorporate encryption and authentication technology to provide the security and authentication necessary to securely transmit confidential information over the Internet.  Further, the website developer will build a highly structured back-end to our website to allow us to store details about clients and businesses that we intend to work with, analyze and organize information and data, optimize the performance of our website and more.  The website developer that we intend to hire will not be retained to diagnose or correct any technical problems, delays or disruptions we may encounter with our current or future websites.  Accordingly, we would need to consult outside technicians to correct any problems we may experience, which would cause the Company to incur additional costs.  To date, the Company has not yet retained a website developer.

Sales Representative.  Initially, our sole officer and director will be responsible for arranging the details involved in each vacation package, including booking airfare, reserving the luxury hotel suites and dinner reservations, arranging the tours and other entertainment, and preparing detailed itineraries.  However, as the Company expands, the Company intends to hire a sales representative to perform these duties.  The sales representative will also be responsible for actively establishing relationships with the airlines, hotels, restaurants, and other businesses whose products or services will be included in our vacation packages.  Based on the feedback that we will receive from past clients who purchased our vacation packages, if we determine that the features of our vacation packages are not of the highest quality or to the full satisfaction of the clients, the sales representative will search for alternative products or services to include in our vacation packages.  As of the date of this filing, we have not yet retained a sales representative.  We intend to hire a sales representative who is bilingual in both English and Spanish to facilitate making travel arrangements in Spain, assist clients with any language barriers they may encounter in their travels and, if and when we expand our business, to better market our products and services to more diverse clients.

Marketing. We believe that we can build a trusted and recognizable brand through our luxury vacation packages and high quality services.  After we begin to offer our vacation packages for sale online through our first website, we plan to hire a professional marketing firm to initiate and manage each objective of our marketing strategy as set forth herein and to advertise our brand throughout the United States and eventually overseas. Once we have initiated our marketing plan through a marketing firm, we believe that a substantial portion of our clients will be acquired through word-of-mouth. Raising awareness of our brand will be an ongoing process as we try to establish our company, expand our services and products, increase our clients and grow to new markets.  As of the date of this filing, we have not yet retained a marketing firm to initiate our marketing strategy.

Customer Service Representative.  Following the initiation of our marketing strategy, we intend to hire a customer service representative to assist clients with their travel needs before, during and after their vacation getaways.  The customer service representative will provide services such as assisting clients with obtaining passports, travelers insurance policies from an established insurance company or other travel needs; mailing guidebooks and itineraries to clients before they depart; and providing detailed information regarding the places, hotels and restaurants that they will be visiting and more.  Further, the customer service representative will be available to our clients during their vacations via a toll-free telephone number or via e-mail to assist clients with any problems that they may encounter, to make alternative arrangements if necessary, and generally assist the clients with what they may need or desire.  The customer service representative will also contact the clients after they have returned from their trips to obtain feedback about their experiences in Spain and satisfaction with the Company’s services.  Further, the representative will be responsible for collecting and organizing the feedback and comments sent to the Company through its website(s).  We intend to hire a customer service representative who is bilingual in both English and Spanish to better serve the needs of our proposed clientele traveling to Spain.

Ongoing Website Development and Maintenance.  We plan to devote a significant portion of our resources, if any, to the continued development and maintenance of our current and future websites to ensure high levels of performance and advanced security.  We further intend to devote a large portion of our resources to the development of advanced, interactive features on our current and future websites to improve the experience we offer to potential clients.  We intend to employ an information technology team that will focus on the design and development of new features, maintenance of our website(s) and enhancement of our internal operational system.

Our goal is to allow our future clients to be able to search our website(s) for flights, hotels, restaurants and more based on their preferences, ratings, amenities, location, etc. and to easily customize their vacation packages through a user-friendly interface.  We believe that as we make improvements in and advancements to our website(s), we will reduce our reliance on sales representatives to provide similar services.  Additionally, we intend to further develop our website(s) to increase the interactivity between clients and the Company through live chat customer service and the creation of an online blog where potential and past clients can asks questions to the Company or other visitors to our websites, learn more about the Company, submit testimonials on their experiences with the Company, post reviews of the hotels, restaurants and tours that are included in our packages and more. Further, we intend to create a mobile website and a downloadable application for smartphones and tablets, to allow potential clients to view and purchase our products and services from their wireless mobile devices.

Expand Our Service and Product Portfolio.  We believe that expanding our product and service offerings will be an important means of acquiring clients, as the diversity of our products and services will attract more clients to our current and future websites.  We intend to expand our products and services as we begin to acquire a steady flow of clients by providing more options to clients regarding the hotels, restaurants, and activities that are available to them as part of their vacation packages.  In anticipation of the launch of our future websites, we will seek new package features throughout Europe to include in our future vacation packages.  We also plan to offer a variety of “themed” packages in Spain and throughout Europe including honeymoon, adventure, family, romantic and other themed packages.  Further, we intend to add more features to include in our packages (for additional fees) such as rental cars, golf lessons, and spa treatments.  We believe that giving clients more options will add that personal touch to each vacation package. At the same time, we will only expand our product and service offerings to include those businesses whose products and/or services we believe are of the highest quality.

Expand Our Targeted Clientele. Initially, our target clientele will be American individuals, couples and groups of moderate to high net worth, who travel for leisure at least once per year, and who are seeking the ultimate luxury vacation.  As the Company grows, we will focus on expanding our targeted clientele to include travelers worldwide, while still maintaining our focus on people of moderate to high net worth seeking a luxury vacation package.  If and when our clientele begins to expand, we will need to increase the number of sales and customer services representatives that we hire to assist additional clients with their travel arrangements.

Expand into New Geographic Markets.  We will expand our business to new geographic markets outside of Spain, including Italy, Great Britain, Greece and throughout Europe, if the Company is able to generate profits from our current website located at www.MySpanishGetaway.com and the Company decides, in its sole discretion, that its current operations can support such expansion.  To that end, we have secured the domain names for our anticipated future websites located at www.MyItalianGetaway.com, www.MyBritishGetaway.com, www.MyGreekGetaway.com, and www.MyEuropeanGetaway.com. We intend to have www.MyEuropeanGetaway.com be our main domain under which all other domains will be linked.  The current structure that we have developed for www.MySpanishGetaway.com would be replicated for the other future websites.  Expansion into new geographic markets will require the Company to hire additional sales and customer service representatives to handle an increased volume of clients.

Pursue Selective Strategic Partnerships and Acquisitions. In addition to growing our business organically, we may also pursue strategic acquisitions or partnerships in the United States or abroad with companies similar to us or with airlines, hotels, restaurants, or other businesses whose products and services we include or intend to include in our vacation packages.  We believe that the benefit of entering into these relationships would be to complement our product and service offerings, establish and/or strengthen our presence in our targeted overseas markets, provide us with localized management abroad and give us access to clients, hotels, restaurants and other businesses that we may not otherwise reach.  If we are able to further enhance our website and technological capabilities, we believe we will be able to successfully and cost-effectively integrate partners or new companies into our business.

Growth Strategy

In order to reach our goal of becoming a reputable luxury travel company, the Company will adopt the following growth strategy:

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Provide unparalleled service to our intended clients in order to gain repeat business and referrals. This will include providing superior service before, during and after the vacation getaways and obtaining feedback to improve our services for future and repeat clients.

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Establish the Company’s reputation as a specialty provider of luxury travel. This will be accomplished through an aggressive marketing program directed at our target clientele utilizing various forms of advertising media including print and online channels.

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Develop user-friendly, interactive and secure websites and applications to allow our intended clients to research, plan and customize their luxury vacation getaways in Spain and eventually throughout Europe.

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Grow our client base by providing excellent customer service, offering additional services and products and expanding into new geographic markets.  In addition, as the luxury travel market expands, the Company may develop business in additional segments of the luxury travel market, i.e. vacation packages with an emphasis on history, music festivals, golf or local events. The Company will research the market to identify potential opportunities for future sales.

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Form strategic business alliances with select companies within the travel industry to allow us to offer our intended clients a more diverse selection of services and products and to strengthen our presence in the United States and abroad.

Marketing Strategy

We believe that achieving a reputation for excellence in the luxury travel industry will primarily depend on word-of-mouth referrals.  When any conversation arises relating to luxury travel, we want our future clients to mention the exceptional service they received from the Company. We will target and develop relationships with satisfied clients who traveled with the Company, and capitalize on their satisfaction by encouraging repeat business from these clients and favorable word-of-mouth referrals to their friends and acquaintances by offering rewards to these clients.  Such rewards may include special discounts on our other vacation packages (e.g. $100 discount), bonus features for their next vacation package (e.g. additional meals, nights stay, attractions), cash-back rewards for referring a client who books a vacation package with the Company (e.g. $50 - $100 for each referral), or small gifts (e.g. travel items, bottles of wine, box of chocolates).  We will not be able to offer such rewards or discounts until such time that the Company believes in its full discretion that it can bear the costs of offering such rewards.

Initially, we will only offer our vacation packages throughout Spain.  We believe that past clients who traveled with the Company will be interested in purchasing our other Spanish vacation getaways because of the diversity of the cities and regions where we will offer our vacations.  Each vacation package is designed to highlight the attractions and wonders that each unique city or region has to offer and to provide the ultimate luxury travel experience in those destinations.  Further, it is our hope that our dedication to providing exceptional customer service from the beginning planning stage through the completion of each vacation getaway will encourage repeat business and will create a name for the Company as a trusted and dependable travel company.  We adhere to the theory that the goal of a business is to acquire and keep clients. Our marketing strategy will reflect this goal as we build our reputation throughout the United States and abroad.

After we begin to offer our vacation packages for sale through our first website, we plan to hire a professional marketing firm to initiate and manage each objective of our marketing strategy as set forth herein and to advertise our brand throughout the United States and abroad.  The marketing firm will seek to rapidly expand our presence on the World Wide Web through internet advertising and by establishing relationships with internet partners, commerce and service providers.

We believe our online and offline marketing strategies will raise our brand awareness, drive potential clients to our current and future websites and improve the rate at which visitors become clients.  Our marketing strategies include the following:

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Online Advertising - Our marketing channels will primarily include online advertising such as paid search engine marketing and optimization with leading Internet search engines (such as GoogleTM), as well as utilizing online display advertising on websites (such as Yahoo!TM).

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E-mail - Any new visitor to our current and future websites will have the opportunity to join our e-mail list to receive a newsletter that the Company will issue in the future as well as specials and deals from the Company.

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Offline Advertising – We intend to advertise our Company offline primarily through print or broadcast media such as television or radio.

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Social Media – We intend to establish a strong presence in social media websites including Facebook® and Twitter®.

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Promotional Items– We intend to give our clients promotional items, such as cotton t-shirts, collared shirts, umbrellas, etc. printed with “My Spanish Getaway” or the names of the other vacation packages that we will offer.

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Direct Mail –We will print full-color brochures describing the getaway vacations we plan to offer, including prices and terms, and will mail them to potential customers upon request. Additional brochures will be used as sales promotional material.

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Targeted Campaigns, Special Offers and Promotions – From time to time, we may offer special deals or promotions online or offline for our getaways or begin a marketing campaign targeted to certain potential clients.

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Strategic Partnerships and Acquisitions – We may advertise through cooperative advertising, referral programs, affiliate agreements, distribution agreements and bundling with other companies with whom we may partner.  We also intend to become a member of the Airline Reporting Corporation (ARC), International Airlines Travel Agent Network (IATAN), and Association of Travel Agencies (ASTA), along with many other groups and trade associations in the industry. We feel that inclusion in associations such as these will give our Company a reputable name and allow us to seek more strategic alliances in the future.

Memberships to these groups and associations offer certain benefits but often require membership fees and qualifications, including the following:

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Airline Reporting Corporation (ARC): ARC is an airline-owned company serving the travel industry with financial services, data products and services, ticket distribution, original travel solutions, and settlement in the United States, Puerto Rico, the U.S. Virgin Islands, and American Samoa.  ARC accredits travel agencies and Corporate Travel Departments (CTDs) in the United States, Puerto Rico, the U.S. Virgin Islands, and American Samoa.  ARC offers two different programs for travel agencies:

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Ticket Reporting Agency (TRA):  TRA participants have the authority to directly issue airline, bus, and/or rail tickets through a global distribution system (GDS). TRAs have access to ARC's first class financial settlement service, as well as to numerous travel agency tools, including ARC's credit card and service fee processing program, marketing and business product and services, and fraud prevention solutions.  The TRA program provides travel agencies with the ability to process tickets directly and independently.

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Key Membership Requirements*:

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Must submit application, pay application fee of $1,600, and pay annual fees of $195.

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Must be authorized to do business in the United States;

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Must provide a bond, letter of credit, or cash deposit in the amount of $20,000;

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Must meet certain ticketing security standards; and

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Must meet one of the following personnel standards:

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One person who is a full-time employee of the agent, at the place of business, who exercises daily supervision of, and responsibility for, the operations of that agency location and has the authority to make management decisions.

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One person who has completed and passed the ARC Specialist exam and will represent the agency as the ARC Specialist Qualifier.

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Requirements Met:  The Company is a corporation duly organized, validly existing, and in good standing in the state of Nevada and is authorized to do business in Nevada.  The Company has not met the other requirements and is unable to meet them at this time.

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Verified Travel Consultant (VTC):  The VTC program was created for agencies that do not directly issue airline, bus, and/or rail tickets through a GDS. VTCs are full service agencies - store front, office, home based, or hosted - specializing primarily in leisure travel. VTCs are not appointed to issue tickets, but they can provide air, bus, and rail services by booking through alternative methods, such as a host, or a consolidator.

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Key Membership Requirements*:

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Must submit application, pay application fee of $105, and pay annual fees of $195.

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Requirements Met:  The Company has not met these requirements and is unable to meet them at this time.

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International Airlines Travel Agent Network (IATAN):  IATAN services the travel and tourism industry and offers global recognition of travel businesses and global reach to industry suppliers around the world.

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Key Membership Requirements*:

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Must submit application and pay accreditation fee of $195, and pay annual fees of $85.

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Proof of legal form of business;

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Proof of commitment to travel business via sales and financial standing;

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Fiduciary responsibilities;

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Errors and Omissions Insurance;

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Ethical responsibilities;

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Qualified staff; and

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State and local licensing.

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Requirements Met:  The Company is a corporation duly organized, validly existing, and in good standing in the state of Nevada and is authorized to do business in Nevada. The Company has not met the other requirements and is unable to meet them at this time.

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Association of Travel Agencies (ASTA):  ASTA is an association of travel professionals whose members include travel agents and the companies whose products they sell such as tours, cruises, hotels, car rentals, etc. They serve as an advocate for travel agents, the travel industry and the traveling public and provide the tools and resources for companies to be successful in the business of selling travel.

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Key Membership Requirements*:

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Must submit application and pay initial processing fee of $20, and pay annual fees of $277.

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Must earn at least $5,000 annually from sales, or management of the sale of travel;

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Must be located in the U.S., or one of its territories; and

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Must hold state licenses or registration to operate a travel agency (when required).

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Requirements Met:  The Company is a corporation duly organized, validly existing, and in good standing in the state of Nevada and is authorized to do business in Nevada.  The Company has not met the other requirements and is unable to meet them at this time.

*The membership requirements listed here may not be exhaustive and membership is subject to the approval by each respective agency or association.

Anticipated Milestones

As a development stage company, we have set significant milestones over the next twelve months that we hope to achieve to guide the development and growth of our company.  All expected dates that are proposed within the following milestone descriptions assume that we have received a Notice of Effectiveness from the SEC and have completed this Offering.   If the maximum amount of funds is generated from this Offering, after deducting offering expenses, we believe that we will have enough proceeds to fund our plan of operations for up to twelve months.  If 75%, 50%, 35% or 20% of the offered shares are sold under this Offering, after deducting offering expenses, we believe that we will have enough proceeds to fund our plan of operations for up to nine, six, four and three months, respectively.

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Hire a Website Developer – Target time frame: 0 to 2 months from the completion of this Offering. We intend to hire a website developer to further develop our current website and to make our proposed vacations available for purchase through the website by integrating an e-commerce platform into our website with encryption and authentication technology.  We have not secured a website developer as of the date of this filing.  If 100% of the offered shares are sold under this Offering, we will allocate $16,000 to the further development of our first website.  If 75%, 50%, 35% or 20% of the offered shares are sold under this Offering, we will allocate $10,000, $5,000, $4,500 or $4,000, respectively, to hire a website developer for further development of our first website.  We believe that $4,000 will be sufficient to securely sell our vacation packages online through our first website, however, the website would only include general information about the Company, information and photographs relating to our proposed vacation packages and the cities and regions in which we will offer our packages, contact information for the Company (i.e. phone number and e-mail address) and access to sign-up for our e-mail list to receive e-mails and newsletters that we intend to issue in the future.   Further, this basic website would utilize a simple, yet secure, e-commerce platform for accepting online payments using credit cards only.  The more funds that we are able to allocate to hiring a website developer, the more features we will integrate into our website including, in order of priority: improved visual appearance of our website to attract more clients; customizable travel options that clients can select to build their own personalized vacation package; enhanced security in our e-commerce platform for accepting payments through the website; acceptance of various forms of online payment, other than credit cards, including PayPal accounts, bank transfers, etc.; and more sophisticated technology to allow the Company to analyze and organize information submitted through our website, optimize the performance of our website, and safely store personal and confidential information about our clients.  At this early stage of our development, we cannot accurately predict the costs of each of these initiatives, but will use our best judgment to allocate the funds we have assigned for our website development budget as described above in the “Use of Proceeds” section in this order of priority.

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Hire a Sales Representative – Target time frame:  1 to 3 months from the completion of this Offering. We plan to hire a sales representative soon after we make our vacations available for purchase through our website. We will utilize a sales representative to arrange the details of each vacation package and to develop business relationships with the airlines, hotels, restaurants and other businesses whose products and services we intend to include in our packages.  If 100%, 75% or 50% of the offered shares are sold under this Offering, we intend to employ one full-time sales representative within our first year of operations at a base salary of $35,000.  If 35% of the offered shares are sold under this Offering, we intend to employ one part-time sales representative within our first year of operations at a base salary of $17,500.  Based on our independent research on www.salary.com, we determined that a salary of $35,000 is typical for a sales representative in the leisure travel industry.  If 20% of the offered shares are sold, we will not hire a sales representative and our sole officer and director will handle the duties that would otherwise be performed by the sales representative.

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Hire Marketing Firm – Target time frame: 2 to 4 months from the completion of this Offering. After we have begun to offer our vacation packages for sale through our first website, we will hire a marketing firm to initiate and manage each objective of our marketing strategy as set forth herein, focused on our intended clientele in the niche market of luxury travel.  If 100% of the offered shares are sold under this Offering, we will budget $28,000 for a marketing firm to market our products for eight to ten months following the completion of this Offering.  If 75% of the offered shares are sold under this Offering, we will budget $24,000 for the marketing of our products for six to eight months following the completion of this Offering.  If 50% of the offered shares are sold under this Offering, we will allocate $12,000 towards marketing for three to six months following the completion of this Offering.  If 35% of the offered shares are sold under this Offering, we will allocate $6,000 towards marketing for two to three months following the completion of this Offering.  If 20% of the offered shares are sold, we will not be able to hire a marketing firm and any marketing or advertising of our Company or our intended products or services will be done primarily by word-of-mouth from our sole officer and director.  Depending on the amount of funds we raise from this Offering, we will use the funds we have assigned for our marketing budget in the following order of priority:  promote the Company via word-of-mouth advertising to gain repeat business and encourage referrals from past clients; advertise the Company’s products and services via online advertising (e.g. paid search engine marketing and optimization) and social media (e.g. Facebook and Twitter); marketing through direct e-mails and periodical newsletters to visitors to our websites or others who have signed up for our e-mail list; conduct offline advertising through direct mail, posters, and other print advertisements; raise awareness of the Company through targeted campaigns, special offers and promotions directed towards our target clientele; enter into strategic partnerships or acquisitions with other businesses in the travel industry; distribute promotional items that display the Company’s name and logo; and advertise through broadcast media such as television or the radio.  At this early stage of our development, we cannot accurately predict the costs of each of these initiatives, but will use our best judgment to allocate the funds we have assigned for our marketing budget as described above in the “Use of Proceeds” section in this order of priority.

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Hire a Customer Service Representative – Target time frame:  3 to 4 months from the completion of this Offering. Following the initiation of our marketing plan, which we anticipate will increase the number of potential clients that visit our website, we intend to hire a customer service representative.  This representative will generally be responsible for preparing our clients for their vacation, assisting the clients during their vacation, and obtaining feedback from the clients after their vacation.  If 100% of the offered shares are sold under this Offering, we intend to employ one full-time customer service representative within our first year of operations at a base salary of $30,000.  Based on our independent research on www.salary.com, we determined that a salary of $30,000 for a customer service representative in the leisure travel industry is typical.  If 75% of the offered shares are sold under this Offering, we intend to employ one part-time customer service representative within our first year of operations at a base salary of $15,000.  If 50%, 35% or 20% of the offered shares are sold, we will not hire a customer service representative and our sole officer and director or our sales representative, if any, will handle the duties that would otherwise be performed by the customer service representative.

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Ongoing Website Development and Maintenance – Target time frame:  3 to 5 months from the completion of this Offering.  As we begin to generate revenues from the sale of our vacation packages through our current website, we plan to devote a significant portion of the proceeds generated from this Offering to the continued development and maintenance of our current and future websites to withstand large amounts of online traffic and to provide advanced, interactive features to our proposed clients for planning and customizing their vacation getaways.  We intend to hire an information technology team to conduct the ongoing website development and maintenance of our websites.  By enhancing the capabilities and features of our current website and the future websites that we will be developing, we believe we will be able to greatly expand our service and product portfolio and increase our targeted clientele.  If 100%, 75%, 50% or 35% of the offered shares are sold under this Offering, we will plan to spend $24,000, $18,000, $8,000, or $4,000, respectively, on the continued development and maintenance of our current and future websites.  If only 20% of the offered shares are sold under this Offering, we will not be able to continue the development or maintenance of our current or future websites.  The more funds that we are able to allocate towards ongoing website development and maintenance, the more features we will integrate into our websites including, in order of priority:  greater capability for clients to customize their vacation packages; increased interactivity between clients and the Company through the development of live chat customer service and an online blog where potential and past clients can asks questions to the Company or to other visitors to our website(s), learn more about the Company, submit testimonials regarding individuals’ experiences with the Company, post reviews of the hotels, restaurants and tours that are included in our packages and more; and greater improvements and enhancements to our online security and operational system.  At this early stage of our development, we cannot accurately predict the costs of each of these initiatives, but will use our best judgment to allocate the funds we have assigned for our website maintenance budget as described above in the “Use of Proceeds” section in this order of priority.

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Expand Our Service and Product Portfolio and Targeted Clientele – Target time frame:  3 to 5 months from the Completion of this Offering.  Once the Company is able to gain brand name recognition and obtain a small number of clients, we intend to increase the number and types of products and services we offer as part of our vacation packages to provide a more custom-built vacation package, unique to each client.  In anticipation of the launch of our future websites, we will also seek new package features throughout Europe to include in our vacation packages. Further, we will seek to expand our targeted clientele to reach potential clients outside of the United States, while still maintaining our focus on travelers seeking a luxury vacation.  The costs associated with expanding our service and product portfolio and targeted clientele are included in our marketing budget of approximately $0 - $28,000, depending upon the number of shares sold under this Offering (please refer to the Marketing milestone above) as well as our working capital budget of approximately $0 - $67,000, depending upon the number of shares sold under this Offering (please refer to the “Use of Proceeds” section above).

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Launch Future Websites – Target time frame:  4 to 8 months from the completion of this Offering.  If the Company is able to generate profits from our current website located at www.MySpanishGetaway.com and the Company decides, in its sole discretion, that its current operations can support such expansion, we intend to replicate our current business plan and offer vacation packages similar to those described herein throughout Europe by launching our future websites including MyEuropeanGetaway.com, MyItalianGetaway.com, MyBritishGetaway.com, and MyGreekGetaway.com, whose domain names we have already secured.  At the time we launch our future websites, we plan to have our new vacation packages immediately available for purchase.  We intend to have www.MyEuropeanGetaway.com be our main domain under which all other domains will be linked.  We intend to launch www.MyEuropeanGetaway.com first, and to launch the other websites in succession over the course of approximately three to four months.  The order in which we launch the other websites will be determined by management based on the feedback, comments and requests we receive from prior and potential future clients.  The costs associated with launching our future websites are included in our budget for the advancement and maintenance of our current and future websites of approximately $0 - $24,000, depending upon the number of shares sold under this Offering (please refer to the Ongoing Website Development and Maintenance milestone above).

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Mobile Website and Mobile and Tablet Applications– Target time frame: 7 to 9 months from the completion of this Offering. After we have further developed our current website and launched our future websites, we will develop and launch a mobile website and applications for smartphones, tablets and other wireless mobile devices that will allow potential and existing clients to view and purchase their vacation packages using their mobile telephones and tablets.  The costs associated with developing and launching our mobile website and applications are included in our budget for the advancement and maintenance of our current and future websites of approximately $0 - $24,000, depending upon the number of shares sold under this Offering (please refer to the Ongoing Website Development and Maintenance milestone above).  We intend to develop the mobile websites before we develop the applications.

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Enter into Strategic Acquisitions and Partnerships – Target time frame:  10 months from the completion of this Offering.   If the Company is able to earn consistent revenues, establish a brand name, and build strong relationships with the businesses whose products and services we will include in our vacation packages, we will seek to enter into strategic acquisitions or partnerships in the United States or abroad with these businesses or with companies similar to ours in order to expand our product and service offerings and to strengthen our presence in our targeted overseas markets.  We intend to use a portion of our working capital to cover any fees associated with entering into these relationships.  If 100%, 75% or 50% of the offered shares are sold under this Offering, we will plan to allocate $67,000, $36,750 or $17,500, respectively, to working capital.  If only 20% of the offered shares are sold under this Offering, we will not be able to allocate any portion of the proceeds towards working capital.  The parties with whom we may enter into possible acquisitions or partnerships cannot be determined at this early stage of our development but will decided by management, in its sole discretion, based on the growth of the Company and results of operations.

Competition

The travel and tourism industry is increasingly and intensely competitive, with low barriers to entry.  We will compete with both established and emerging online and traditional travel companies, internet travel sites and established travel agents with respect to each of the services we offer, e.g. flights, hotels, etc.  Further, we will compete directly with airlines, hotels, restaurants and other businesses that market and sell their products and services through their own websites and may offer products and services on more favorable terms, including lower prices, fewer fees or unique access to proprietary loyalty programs, such as points and miles, which could make their products and services more attractive to consumers than ours.  Due to the online nature of our business, we will compete domestically in the United States and internationally, particularly in Spain and throughout Europe.

Further, many of our competitors have longer operating histories, greater name recognition, significantly greater financial, technical, marketing and other resources, larger client bases and more experience in the tourism industry than we do.  As a result, these competitors may engage in more extensive business development efforts, undertake farther-reaching marketing campaigns, and adopt more aggressive pricing policies than us. These factors may allow our competitors to generate greater revenues with fewer costs, respond more quickly to new or emerging trends and changes in client requirements, or achieve greater market acceptance of their services and products than we can.  Competition could also result in reduced traffic to our current and future websites and a loss of market share.  We cannot assure you that we will be able to successfully compete in this industry.

Additionally, more travelers are booking their own trips using the internet and eliminating the “travel agent”. However, we believe that travel companies can be competitive in the industry by providing increased value to travelers through exceptional service. We believe that travel companies who demonstrate that they can consistently provide extra value for their clients are more likely to receive repeat and referral business to maintain and increase their business revenues.  We believe that our competitive strengths will be our niche in luxury travel and the exceptionally high level of service that we intend to offer. We feel that these factors will be highly valued by our targeted clientele and cannot be discounted, reduced or otherwise cheapened.

Patents, Trademarks and Licenses

We do not own, either legally or beneficially, any patent or trademark. We currently own the Internet domain names www.MySpanishGetaway.com, www.MyItalianGetaway.com, www.MyBritishGetaway.com, www.MyGreekGetaway.com, and MyEuropeanGetaway.com. Third parties may acquire domain names that infringe or otherwise decrease the value or use of our domain names and current and future websites.  In the future, we may seek copyright protection of our Seville Ventures Corp. logo in the United States.

Government Regulation and Approval

We do not require any government approval to conduct our business in the United States or in Europe, except for certain business operating licenses.

We will be subject to international, federal and state laws and regulations that relate directly or indirectly to our operations.  We will also be subject to common business and tax rules and regulations pertaining to the operation of our business.

There are an increasing number of laws and regulations in the United States and abroad pertaining to communications and commerce on the Internet. In addition, a number of legislative and regulatory proposals are under consideration by federal, state, local and foreign governments. Laws or regulations may be adopted with respect to the Internet relating to liability for information retrieved from or transmitted over the Internet, user privacy, taxation and the quality of products and services. Moreover, the application to the Internet of existing laws governing issues such as intellectual property ownership and infringement, libel, and personal privacy is uncertain and developing. Laws and regulations applicable to the travel industry specifically may include those prohibiting unfair and deceptive practices and those requiring registration as a seller of travel products and services.  In addition, many travel companies and those with computer reservation systems built into their websites are heavily regulated by the United States and other governments. Any such legislation or regulation, or the application or interpretation of existing laws, may decrease the growth in the use of the Internet in general, prevent us from delivering our content in different parts of the world and increase our costs of selling products and services or otherwise operating our business.

In addition, the European Union and many countries within the EU have adopted privacy directives or laws that strictly regulate the collection and use of information regarding Internet users that is identifiable to particular individuals. Privacy legislation has been proposed in the U.S. as well, and the U.S. Federal Trade Commission has taken action against website operators that do not comply with state privacy policies. These and other governmental efforts may limit our ability to target advertising or collect and use information regarding the use of our websites. Fears relating to a lack of privacy could also result in a reduction in the number of our users and subscribers which could harm our business and financial results.

Data collection, protection, security and privacy issues are a growing concern in the U.S. and in many other countries around the world. Government regulation is evolving in these areas and could limit or restrict our ability to market our products and services to consumers, increase our costs of operation and lead to a decrease in demand for our products and services. Federal, state and local governmental organizations, as well as foreign governments and regulatory agencies, are also considering legislative and regulatory proposals that directly govern Internet commerce, and will likely consider additional proposals in the future. We do not know how courts will interpret laws governing Internet commerce or the extent to which they will apply existing laws regulating issues such as sales, taxes, libel and personal privacy to the Internet. The growth and development of the market for online commerce has prompted calls for more stringent consumer protection laws that may impose additional burdens on companies that conduct business online.

Legal Proceedings

We know of no material, existing or pending legal proceedings against our Company, nor are we involved as a plaintiff in any material proceeding or pending litigation. There are no proceedings in which our director, officer or any affiliates, or any registered or beneficial shareholder, is an adverse party or has a material interest adverse to our interest.

Employees and Consultants

Currently, Kevin Hall, our sole officer and director devotes approximately 15 to 20 hours a week of his time to the Company. We currently have no other employees. In the future, we intend to retain employees, consultants, marketing agents and website developers to assist in executing our plan of operations.

MANAGEMENT’S DISCUSSION AND ANALYSIS

THE FOLLOWING DISCUSSION AND ANALYSIS SHOULD BE READ TOGETHER WITH THE CONSOLIDATED FINANCIAL STATEMENTS OF SEVILLE VENTURES CORP. AND THE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS INCLUDED ELSEWHERE IN THIS AMENDED REGISTRATION STATEMENT ON FORM S-1/A.

RESULTS OF OPERATIONS

Results of Operations

Three months ended January 31, 2012

For the three months ended January 31, 2012, the Company earned $nil in revenues and incurred $18,325 of operating expenses which included $18,300 in professional fees relating to legal, accounting, and audit services relating to the Company’s SEC registration process.

During the period ended January 31, 2012, the Company had a net loss of $18,577 and a loss per share of $nil.  In addition to operating expenses, the Company also incurred $252 of interest expense relating to the $10,000 note payable that is unsecured, bears interest at 10% per annum, and is due on demand.

Subsequent to the period ended January 31, 2012, the Company issued a Promissory Note to World Rider Ltd. in the amount of ten thousand US dollars ($10,000), to evidence funds lent by World Rider Ltd. to the Company on May 22, 2012.  The Note earns simple interest accruing at ten percent (10%) per annum and is due upon ten (10) days written notice by World Rider Ltd.

Period from February 14, 2011 (date of inception) to October 31, 2011

For the period from February 14, 2011 (date of inception) to October 31, 2011, the Company earned $nil in revenues and incurred $32,054 of operating expenses, which included $7,054 of general expenditures for incorporation and start-up costs, and $25,000 in professional fees relating to legal and accounting costs associated with the S-1 registration process.

During the period ended October 31, 2011, the Company had a net loss of $32,435 and a loss per share of $nil.  In addition to operating expenses, the Company also incurred $381 of interest expense relating to the $10,000 note payable that is unsecured, bears interest at 10% per annum, and is due on demand.

Our ability to generate revenues and become profitable will depend on a number of factors including, among several others, the strength of our proposed vacation packages, our marketing and advertising strategies, our ability to meet the expectations and demands of our intended clients, and the number of employees and consultants we will retain.   If we are unable to acquire a large client base or develop and maintain strong websites, our business will fail.  Further, there are several factors which are beyond our control that will affect our future revenues and profits including general economic conditions, competition, and market acceptance of our products and services. Due to the foregoing factors, we cannot predict with any degree of certainty when we will begin to generate revenues or become profitable.  However, as described above under the section entitled “Anticipated Milestones,” our target time frame to begin to generate revenues is one to three months from the completion of this Offering.

LIQUIDITY AND CAPITAL RESOURCES

January 31, 2012

As at January 31, 2012, the Company had cash and total assets of $921, which was derived from financing received from the issuance of the note payable.  As at January 31, 2012, the Company had total liabilities of $51,933 comprised of $41,933 of accounts payable and accrued liabilities relating to accrued interest expense, unpaid professional fees, and unpaid general expenditures, and $10,000 for the note payable that is unsecured, bears interest at 10% per annum, and is due on demand.

Subsequent to the period ended January 31, 2012, the Company issued a Promissory Note to World Rider Ltd. in the amount of ten thousand US dollars ($10,000), to evidence funds lent by World Rider Ltd. to the Company on May 22, 2012.  The Note earns simple interest accruing at ten percent (10%) per annum and is due upon ten (10) days written notice by World Rider Ltd.

October 31, 2011

As at October 31, 2011, the Company had cash and total assets of $4,946, which was derived from financing received from the issuance of the note payable.  As at October 31, 2011, the Company had total liabilities of $37,381 comprised of $27,381 of accounts payable and accrued liabilities relating to accrued interest expense, unpaid professional fees, and unpaid general expenditures, and $10,000 for the note payable that is unsecured, bears interest at 10% per annum, and is due on demand.

Cashflows from Operating Activities

Three months ended January 31, 2012

During the three months ended January 31, 2012, the Company used cash of $4,025 for operating activities relating to the use of cash to repay outstanding obligations incurred for the S-1 registration process.

Period from February 14, 2011 (date of inception) to October 31, 2011

During the period from February 14, 2011 (date of inception) to October 31, 2011, the Company has used cash of $5,054 for operating activities, which included payment of general expenditures incurred with the Company’s start-up and S-1 registration process.

Cashflows from Investing Activities

During the period from February 14, 2011 (date of inception) to January 31, 2012, the Company did not engage in any investing activities.

Cashflows from Financing Activities

Three months ended January 31, 2012

During the three months ended January 31, 2012, the Company did not have any financing activities.

Subsequent to the period ended January 31, 2012, the Company received cash flow of $10,000 from financing activities relating to the issuance of a note payable which was unsecured, due interest at 10% per annum, and due on demand.

Period from February 14, 2011 (date of inception) to October 31, 2011

During the period from February 14, 2011 (date of inception) to October 31, 2011, the Company received cash flow of $10,000 from financing activities relating to the issuance of the note payable which was unsecured, due interest at 10% per annum, and due on demand.

As at January 31, 2012, the Company has a going concern assumption as the Company has not earned any amounts of revenue, has no certainty of earning revenues in the future, has a working capital deficit and has an accumulated deficit of $51,012 since inception.

As at January 31, 2012, the Company will require additional financing from this Offering, management, the issuance of equity or debt, or through obtaining a credit facility, to execute its plan of operations.  These factors raise substantial doubt regarding the Company’s ability to continue as a going concern. The financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

The successful implementation of our business plan is dependent upon receiving sufficient funds from this Offering and/or additional funding from management, the issuance of equity or debt, or through obtaining a credit facility.  If 18% or more of our offered shares are sold under this Offering, we will repay our offering expenses of $45,000, which have been partially paid from initial loans from World Rider Ltd., and then implement our business plan.  Our initial investor, World Rider Ltd., loaned $10,000 to the Company on June 15, 2011 and in exchange, the Company issued to World Rider Ltd. a $10,000 Promissory Note that is unsecured, bears interest at 10% per annum and is due on demand.  Additionally, World Rider Ltd. loaned another $10,000 to the Company on May 22, 2012 and in exchange, the Company issued to World Rider Ltd. a $10,000 Promissory Note that is unsecured, bears interest at 10% per annum and is due on demand.  The funds received from World Rider Ltd. have been used to pay a portion of our offering expenses.  The receipt and repayment of such funds to World Rider Ltd. will not affect the use of our net proceeds from the Offering as these funds have already been accounted for in the offering expenses and allocation of gross proceeds.  If we sell 18% or more of our shares under the Offering, we will repay our offering expenses of $45,000, which includes repaying World Rider Ltd.  If we sell 18% or less of our shares under the Offering, we will not have sufficient proceeds to cover repaying our offering expenses, including repaying World Rider Ltd., and we will have to pay the remainder of such expenses out of additional financing we have not yet received and which may not be available to us on acceptable terms, if at all.

If the maximum amount of funds is generated from this Offering, after deducting offering expenses, we believe that we will have enough proceeds to fund our plan of operations for up to twelve months.  If 75%, 50%, 35% or 20% of the offered shares are sold under this Offering, after deducting offering expenses, we believe that we will have enough proceeds to fund our plan of operations for up to nine, six, four and three months, respectively.  If we are unable to generate the maximum amount of funds under this Offering to finance our plan of operations for twelve months, we will seek additional funding from management, the issuance of equity or debt, or through obtaining a credit facility.  We do not currently have any arrangements for obtaining additional financing and there is no assurance that any additional financing will be available or, if available, on terms that will be acceptable to us.  We will seek such funds from friends, family, and business acquaintances; however, we have not received any firm commitments or indications of interest from our friends, family members, or business acquaintances regarding potential investments in our Company and cannot predict when such funding may be available to us.

As of effectiveness of our registration statement of which this prospectus is a part, the Company will not become a fully reporting company, but rather, will be subject to the reporting requirements of Section 15(d) of the Securities Exchange Act of 1934. We will be required to file periodic reports with the SEC which will be immediately available to the public for inspection and copying (see “Where You Can Find More Information” elsewhere in this prospectus). Except during the year that our registration statement becomes effective, these reporting obligations may be automatically suspended under Section 15(d) if we have less than 300 shareholders. If this occurs after the year in which our registration statement becomes effective, we will no longer be obligated to file periodic reports with the SEC and your access to our business information would then be even more restricted; however, that filing obligation will generally apply even if our reporting obligations have been suspended automatically under section 15(d) of the Exchange Act prior to the due date for the Form 10-K. After that fiscal year and provided the Company has less than 300 shareholders, the Company is not required to file these reports. If the reports are not filed, the investors will have reduced visibility as to the Company and its financial condition.

In addition, as a filer subject to Section 15(d) of the Exchange Act, the Company is not required to prepare proxy or information statements, and our common stock will not be subject to the protection of the ongoing private regulations. Additionally, the Company will be subject to only limited portions of the tender offer rules, and our officers, directors, and more than ten (10%) percent shareholders are not required to file beneficial ownership reports about their holdings in our Company, and will not be subject to the short-swing profit recovery provisions of the Exchange Act. Further, more than five percent (5%) holders of classes of our equity securities will not be required to report information about their ownership positions in the securities. This means that your access to information regarding our business will be limited.

As a reporting company under the Exchange Act, we are required to comply with the internal control evaluation and certification requirements of Section 404 of the Sarbanes-Oxley Act of 2002.  Section 404 of the Sarbanes-Oxley Act requires annual management assessments of the effectiveness of our internal control over financial reporting, starting with the second annual report that we file with the SEC after the consummation of this Offering.  In connection with the implementation of the necessary procedures and practices related to internal control over financial reporting, we may identify deficiencies that we may not be able to remediate in time to meet the deadline imposed by the Sarbanes-Oxley Act for compliance with the requirements of Section 404. We will be unable to issue securities in the public markets through the use of a shelf registration statement if we are not in compliance with Section 404. Furthermore, failure to achieve and maintain an effective internal control environment could have a material adverse effect on our business and share price and could limit our ability to report our financial results accurately and timely.

Critical Accounting Policies

Our financial statements and accompanying notes have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis. The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods.

We regularly evaluate the accounting policies and estimates that we use to prepare our financial statements. A complete summary of these policies is included in the Notes to our audited financial statements. In general, management’s estimates are based on historical experience, on information from third party professionals, and on various other assumptions that are believed to be reasonable under the facts and circumstances. Actual results could differ from those estimates made by management.

Recently Issued Accounting Pronouncements

The Company has implemented all new accounting pronouncements that are in effect. These pronouncements did not have any material impact on the financial statements unless otherwise disclosed, and the Company does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

Changes In and Disagreements with Accountants on Accounting and Financial Disclosure

Since inception, we have had no changes in or disagreements with our accountants. Our audited financial statements have been included in this prospectus in reliance upon Sadler, Gibb & Associates, LLC, Independent Registered Public Accounting Firm, as experts in accounting and auditing.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The following table sets forth the names and ages of our current director(s) and executive officer(s), the principal offices and positions held by each person and the date such person became a director and/or executive officer.  Our Board of Directors appoints our executive officers who serve at the pleasure of the Board. Our directors serve until the earlier occurrence of the election of his or her successor at the next meeting of shareholders, death, resignation or removal by the Board of Directors.  Other than Mr. Hall, the Company has no promoters as that term is defined by Rule 405 of Regulation S-K.

Name	Age	Position
Kevin Hall	47	Director, Chairman, President, CEO, CFO, Secretary and Treasurer

KEVIN HALL – Kevin Hall brings to the Company several years of management and business development experience as well as extensive knowledge of website design and management.  Since April 2004, Mr. Hall has worked as a Real Estate Business Manager for Bird-Dog Marketing, Inc., where his responsibilities include, among several others, buying, selling, rehabilitating and developing properties, contracting, renting, evictions, credit screening, bookkeeping, advertising, website development, web page management, account representation, and more.  From 2006 to present, Mr. Hall has served as an Advertising Marketing Lead for Superior Car Credit where his duties include business development, website management, photography and website advertising sales.   Mr. Hall has also been an independent contractor for JD Byrider, a used car and finance company, since 2002, where he manages the company’s accounts and leads distribution, primarily through Bird-Dog Marketing.  Since July 1, 2011, Mr. Hall has been a Site Manager for Superior Self Storage where he manages the company’s several properties, engages in business development, oversees the company’s banking and bookkeeping and manages security.   Presently, Mr. Hall continues to work for Bird-Dog Marketing, Inc., Superior Car Credit, JD Byrider and Superior Self Storage.  Due to Mr. Hall’s founding of the Company, prior management experience and website management skills, he believed it was in the best interests of the Company that he shall serve as sole officer and director.

EXECUTIVE COMPENSATION

Summary Compensation Table. The table set forth below summarizes the annual and long-term compensation payable to our officer(s) and director(s) for the fiscal year ended October 31, 2011 for services. Our Board of Directors may adopt an incentive stock option plan for our executive officers that would result in additional compensation.

Name and Principal Position	Title	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All other Compensation ($)	Total ($)
Kevin Hall	Chairman, CEO and President	2011	-0-	-0-	5,000	-0-	-0-	-0-	-0-	5,000

Notes to Summary Compensation Table:

There are no annuity, pension or retirement benefits proposed to be paid to our current officer and director and employees in the event of retirement at normal retirement date pursuant to any presently existing plan provided or contributed to by the Company or any of its subsidiaries, if any.

Outstanding Equity Awards since Inception:

	OPTION AWARDS					STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that have not Vested (#)	Market Value of Shares or Units of Stock that have not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that have not Vested ($)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that have not Vested ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
None	0	0	0	0	0	0	0	0	0

Long-Term Incentive Plans

We currently have no long-term incentive plans.

Director Compensation

None.

Director Independence

Our board of directors is currently composed of one member, Kevin Hall, who does not qualify as an independent director in accordance with the published listing requirements of the NASDAQ Global Market. The NASDAQ independence definition includes a series of objective tests, such as that the director is not, and has not been for at least three years, one of our employees and that neither the director, nor any of his family members has engaged in various types of business dealings with us. In addition, our board of directors has not made a subjective determination as to each director that no relationships exist which, in the opinion of our board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, though such subjective determination is required by the NASDAQ rules. Had our board of directors made these determinations, our board of directors would have reviewed and discussed information provided by the director with regard to his business and personal activities and relationships as they may relate to the Company and our management.

Security Holders Recommendations to Board of Directors

We welcome comments and questions from our shareholders. Shareholders can direct communications to our Chief Executive Officer, Kevin Hall, at our executive offices. However, while we appreciate all comments from shareholders, we may not be able to individually respond to all communications. We attempt to address shareholder questions and concerns in our press releases and documents filed with the SEC so that all shareholders have access to information about us at the same time. Mr. Hall collects and evaluates all shareholder communications. All communications addressed to our director and executive officer will be reviewed by Mr. Hall unless the communication is clearly frivolous.

Code of Ethics

We have adopted a Code of Ethics, which was filed as Exhibit 14.1 to the Registration Statement on Form S-1 filed with the Commission on March 2, 2012, and is incorporated herein by reference.

Committees

We do not currently have an audit, compensation or nominating committee.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information at May 24, 2012, with respect to the beneficial ownership of shares of Common Stock by (i) each person known to us who owns beneficially more than 5% of the outstanding shares of Common Stock (based upon reports which have been filed and other information known to us), (ii) each of our Directors, (iii) each of our Executive Officers and (iv) all of our Executive Officers and Directors as a group. Unless otherwise indicated, each stockholder has sole voting and investment power with respect to the shares shown. As of May 24, 2012, we had 5,000,000 shares of Common Stock issued and outstanding.

Title of class	Name and address of beneficial owner	Amount and Nature of Beneficial Ownership	Percentage of Common Stock (1)
Common Stock	Kevin Hall 5481 North River Drive Byron, IL 61010	5,000,000	100%

	Total	5,000,000	100%

(1)

Under Rule 13d-3 promulgated under the Exchange Act, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights.

We are not aware of any arrangements that could result in a change of control.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On February 14, 2011, pursuant to the Organizational Minutes of the Company, the Company authorized the issuance of 5,000,000 shares of its Common Stock, $0.001 par value per share, to Kevin Hall as founders’ shares as consideration for Mr. Hall’s pre-incorporation services to the Company. As a result, Mr. Hall owns 100% of the issued and outstanding common shares of the Company.

Further, Mr. Hall provides us with office space free of charge at this time.

Other than the foregoing, none of the following persons has any direct or indirect material interest in any transaction to which we were or are a party since the beginning of our last fiscal year, or in any proposed transaction to which we propose to be a party:

(A)

any of our director(s) or executive officer(s);

(B)

any nominee for election as one of our directors;

(C)

any person who is known by us to beneficially own, directly or indirectly, shares carrying more than 5% of the voting rights attached to our Common Stock; or

(D)

any member of the immediate family (including spouse, parents, children, siblings and in-laws) of any of the foregoing persons named in paragraph (A), (B) or (C) above.

LEGAL MATTERS

The validity of the shares sold by us under this prospectus will be passed upon for us by Carrillo Huettel, LLP in San Diego, California.

EXPERTS

Sadler, Gibb & Associates, LLC, our independent registered public accountant, has audited our financial statements included in this prospectus and Registration Statement to the extent and for the periods set forth in their audit report. Sadler, Gibb & Associates, LLC has presented its report with respect to our audited financial statements.

COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Articles of Incorporation provides that we shall indemnify our directors and officers to the fullest extent permitted by Nevada law and that none of our directors will be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability:

•

for any breach of the director’s duty of loyalty to the Company or its stockholders;

•

for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of the law;

•

under Nevada law for the unlawful payment of dividends; or

•

for any transaction from which the director derives an improper personal benefit.

These provisions require us to indemnify our directors and officers unless restricted by Nevada law and eliminate our rights and those of our stockholders to recover monetary damages from a director for breach of his or her fiduciary duty of care as a director except in the situations described above. The limitations summarized above, however, do not affect our ability or that of our stockholders to seek non-monetary remedies, such as an injunction or rescission, against a director for breach of his fiduciary duty.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a Registration Statement on Form S-1 under the Securities Act, and the rules and regulations promulgated thereunder, with respect to the Common Stock offered hereby. This prospectus, which constitutes a part of the Registration Statement, does not contain all of the information set forth in the Registration Statement and the exhibits thereto. While we have summarized the material terms of all agreements and exhibits included in the scope of this Registration Statement, for further information regarding the terms and conditions of any exhibit, reference is made to such exhibits.   Upon effectiveness of this prospectus, we will be subject to the reporting and other requirements of Section 15(d) of the Securities Exchange Act of 1934 and will file periodic reports with the Securities and Exchange Commission, including a Form 10-K for the year ended October 31, 2012 and periodic reports on Form 10-Q during that period.  We will make available to our shareholders annual reports containing financial statements audited by our independent auditors and our quarterly reports containing unaudited financial statements for each of the first three quarters of each year; however, we will not send the annual report to our shareholders unless requested by an individual shareholder.

For further information with respect to us and the Common Stock, reference is hereby made to the Registration Statement and the exhibits thereto, which may be inspected and copied at the principal office of the SEC, 100 F Street NE, Washington, D.C. 20549, and copies of all or any part thereof may be obtained at prescribed rates from the SEC’s Public Reference Section at such addresses. Also, the SEC maintains a World Wide Web site on the Internet at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. To request such materials, please contact Mr. Kevin Hall, our President and Chief Executive Officer.

SEVILLE VENTURES CORP.

(A Development Stage Company)

Condensed Financial Statements

For the period ended January 31, 2012 (unaudited) and October 31, 2011

Condensed Balance Sheets (unaudited)

F-2

Condensed Statements of Operations (unaudited)

F-3

Condensed Statements of Cash Flows (unaudited)

F-4

Notes to the Consolidated Financial Statements (unaudited)

F-5

SEVILLE VENTURES CORP.

(A Development Stage Company)

Condensed Balance Sheets

(unaudited)

	January 31, 2012 $	October 31, 2011 $

ASSETS

Current Assets

Cash	921	4,946

Total Assets	921	4,946

LIABILITIES AND STOCKHOLDERS’ DEFICIT

Current Liabilities

Accounts payable and accrued liabilities	41,933	27,381
Notes payable	10,000	10,000

Total Liabilities	51,933	37,381

Stockholders’ Deficit

Preferred stock, 10,000,000 shares authorized, $0.001 par value; nil shares issued and outstanding	–	–

Common stock, 250,000,000 shares authorized, $0.001 par value; 5,000,000 shares issued and outstanding	5,000	5,000

Additional paid-in capital	(5,000)	(5,000)

Deficit accumulated during the development stage	(51,012)	(32,435)

Total Stockholders’ Deficit	(51,012)	(32,435)

Total Liabilities and Stockholders’ Deficit	921	4,946

(The accompanying notes are an integral part of these condensed financial statements)

SEVILLE VENTURES CORP.

(A Development Stage Company)

Condensed Statements of Operations

(unaudited)

	For the three months ended January 31, 2012 $	For the Period from February 14, 2011 (date of inception) to January 31, 2012 $

Revenues	–	–

Operating Expenses

General and administrative	25	7,079
Professional fees	18,300	43,300

Total Operating Expenses	18,325	50,379

Loss from operations	(18,325)	(50,379)

Other Expenses

Interest expense	(252)	(633)

Total other expenses	(252)	(633)

Net Loss	(18,577)	(51,012)
Net Loss per Share – Basic and Diluted	(0.00)
Weighted Average Shares Outstanding – Basic and Diluted	5,000,000

(The accompanying notes are an integral part of these condensed financial statements)

SEVILLE VENTURES CORP.

(A Development Stage Company)

Condensed Statements of Cash Flows

	For the three months ended January 31, 2012 $	For the period from February 14, 2011 (date of inception) to January 31, 2012 $

Operating Activities

Net loss for the period	(18,577)	(51,012)

Changes in operating assets and liabilities:
Accounts payable and accrued liabilities	14,552	41,933

Net cash used in operating activities	(4,025)	(9,079)

Financing Activities

Proceeds from note payable	–	10,000

Net cash provided by financing activities	–	10,000

Change in cash	(4,025)	921

Cash, beginning of period	4,946	–

Cash, end of period	921	921

Non-cash investing and financing activities:

Issuance of founders’ shares	–	5,000

Supplemental disclosures:

Interest paid	–	–
Income taxes paid	–	–

(The accompanying notes are an integral part of these condensed financial statements)

SEVILLE VENTURES CORP.

(A Development Stage Company)

Notes to the Financial Statements

1.

Nature of Operations and Continuance of Business

Seville Ventures Corp. (the “Company”) was incorporated in the State of Nevada on February 14, 2011. The Company is a Development Stage Company, as defined by Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 915, Development Stage Entities.

Condensed Financial Statements

The accompanying financial statements have been prepared by the Company without audit. In the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position, results of operations, and cash flows at January 31, 2012, and for all periods presented herein, have been made.

Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted. It is suggested that these condensed financial statements be read in conjunction with the financial statements and notes thereto included in the Company’s October 31, 2011 audited financial statements. The results of operations for the periods ended January 31, 2012 and the same period last year are not necessarily indicative of the operating results for the full years.

Going Concern

These financial statements have been prepared on a going concern basis, which implies the Company will continue to realize its assets and discharge its liabilities in the normal course of business. The Company has not generated significant revenues since inception and is unlikely to generate significant revenue or earnings in the immediate or foreseeable future. The continuation of the Company as a going concern is dependent upon the continued financial support from its shareholders, the ability of the Company to obtain necessary equity financing to continue operations, and the attainment of profitable operations. As at January 31, 2012, the Company has not generated revenues and has accumulated losses totaling $51,012 since inception. These factors raise substantial doubt regarding the Company’s ability to continue as a going concern. These financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

The Company currently has no significant revenues and must rely on the debt and/or equity financing to fund operations. The Company will require significant additional financings in order to pursue exploration of any properties acquired. There is no assurance that the Company will be able to obtain the necessary financings to complete its objectives.

2.

Summary of Significant Accounting Policies

a)

Basis of Presentation

These financial statements and related notes are presented in accordance with accounting principles generally accepted in the United States, and are expressed in U.S. dollars. The Company’s fiscal year end is October 31.

b)

Use of Estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The Company regularly evaluates estimates and assumptions related to the deferred income tax asset valuation allowances. The Company bases its estimates and assumptions on current facts, historical experience and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by the Company may differ materially and adversely from the Company’s estimates. To the extent there are material differences between the estimates and the actual results, future results of operations will be affected.

SEVILLE VENTURES CORP.

(A Development Stage Company)

Notes to the Financial Statements

2.

Summary of Significant Accounting Policies (continued)

c)

Cash and Cash Equivalents

The Company considers all highly liquid instruments with maturity of three months or less at the time of issuance to be cash equivalents.  As at January 31, 2012, there were no cash equivalents.

d)

Financial Instruments

Pursuant to ASC 820, Fair Value Measurements and Disclosures, an entity is required to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 establishes a fair value hierarchy based on the level of independent, objective evidence surrounding the inputs used to measure fair value. A financial instrument’s categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. ASC 820 prioritizes the inputs into three levels that may be used to measure fair value:

Level 1

Level 1 applies to assets or liabilities for which there are quoted prices in active markets for identical assets or liabilities.

Level 2

Level 2 applies to assets or liabilities for which there are inputs other than quoted prices that are observable for the asset or liability such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data.

Level 3

Level 3 applies to assets or liabilities for which there are unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities.

The Company’s financial instruments consist principally of cash, accounts payable, and accrued liabilities.  Pursuant to ASC 820, the fair value of our cash is determined based on “Level 1” inputs, which consist of quoted prices in active markets for identical assets. We believe that the recorded values of all of our other financial instruments approximate their current fair values because of their nature and respective maturity dates or durations.

e)

Loss per Share

The Company computes net loss per share in accordance with ASC 260, Earnings per Share. ASC 260 requires presentation of both basic and diluted earnings per share (“EPS”) on the face of the income statement. Basic EPS is computed by dividing net loss available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is anti dilutive.  There were no potentially dilutive common stock equivalents as of January 31, 2012.

f)

Comprehensive Income

ASC 220, Comprehensive Income, establishes standards for the reporting and display of comprehensive loss and its components in the financial statements. As at January 31, 2012 and October 31, 2011, the Company has no items that represent a comprehensive loss and, therefore, has not included a schedule of comprehensive loss in the financial statements.

SEVILLE VENTURES CORP.

(A Development Stage Company)

Notes to the Financial Statements

2.

Summary of Significant Accounting Policies (continued)

g)

Foreign Currency Translation

Transactions in foreign currencies are translated into the currency of measurement at the exchange rates in effect on the transaction date. Monetary balance sheet items expressed in foreign currencies are translated into United States dollars at the exchange rates in effect at the balance sheet date. The resulting exchange gains and losses are recognized in income.

h)

Stock-based Compensation

The Company records stock-based compensation in accordance with ASC 718, Compensation – Stock Compensation using the fair value method. All transactions in which goods or services are the consideration received for the issuance of equity instruments are accounted for based on the fair value of the consideration received or the fair value of the equity instrument issued, whichever is more reliably measurable. Equity instruments issued to employees and the cost of the services received as consideration are measured and recognized based on the fair value of the equity instruments issued.

i)

Recent Accounting Pronouncements

The Company has implemented all new accounting pronouncements that are in effect.  These pronouncements did not have any material impact on the financial statements unless otherwise disclosed, and the Company does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

3.

Note Payable

As at January 31, 2012, the Company owes $10,000 (October 31, 2011 - $10,000) to a non-related party.  The amount owing is unsecured, due interest at 10% per annum, and is due on demand.  As at January 31, 2012, accrued interest of $633 (October 31, 2011 - $381) has been recorded in accounts payable and accrued liabilities.

4.

Subsequent Events

In accordance with ASC 855, we have evaluated subsequent events through the date of issuance of the financial statements, and did not have any material recognizable subsequent events.

SEVILLE VENTURES CORP.

(A Development Stage Company)

Financial Statements

From Inception on February 14, 2011 to October 31, 2011

Report of Independent Registered Public Accounting Firm

F-9

Balance Sheet

F-10

Statement of Operations

F-11

Statement of Cash Flows

F-12

Statement of Stockholders Deficit

F-13

Notes to the Financial Statements

F-14

SADLER, GIBB & ASSOCIATES, L.L.C.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Seville Ventures Corp.

(A Development Stage Company)

We have audited the accompanying balance sheet of Seville Ventures Corp., as of October 31, 2011, and the related statements of operations, stockholders’ deficit and cash flows from inception on February 14, 2011 through October 31, 2011. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion the financial statements referred to above present fairly, in all material respects, the financial position of Seville Ventures Corp., as of October 31, 2011, and the results of their operations and cash flows from inception on February 14, 2011 through October 31, 2011, in conformity with U.S. generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company had accumulated losses of $32,435 as of October 31, 2011, which raises substantial doubt about its ability to continue as a going concern. Management’s plans concerning these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Sadler, Gibb & Associates, LLC

Salt Lake City, Utah

February 22, 2012

SEVILLE VENTURES CORP.

(A Development Stage Company)

Balance Sheet

October 31, 2011 $

ASSETS

Current Assets

Cash	4,946

Total Assets	4,946

LIABILITIES AND STOCKHOLDERS’ DEFICIT

Current Liabilities

Accounts payable and accrued liabilities	27,381
Notes payable	10,000

Total Liabilities	37,381

Stockholders’ Deficit

Preferred stock, 10,000,000 shares authorized, $0.001 par value; nil shares issued and outstanding	–

Common stock, 250,000,000 shares authorized, $0.001 par value; 5,000,000 shares issued and outstanding	5,000

Additional paid-in capital	(5,000)

Deficit accumulated during the development stage	(32,435)

Total Stockholders’ Deficit	(32,435)

Total Liabilities and Stockholders’ Deficit	4,946

(The accompanying notes are an integral part of these financial statements)

SEVILLE VENTURES CORP.

(A Development Stage Company)

Statement of Operations

For the Period from February 14, 2011 (date of inception) to October 31, 2011 $

Revenues	–

Operating Expenses

General and administrative	7,054
Professional fees	25,000

Total Operating Expenses	32,054

Loss from operations	(32,054)
Other Expenses
Interest expense	(381)
Total other expenses	(381)
Net Loss	(32,435)
Net Loss per Share – Basic and Diluted	–
Weighted Average Shares Outstanding – Basic and Diluted	5,000,000

(The accompanying notes are an integral part of these financial statements)

SEVILLE VENTURES CORP.

(A Development Stage Company)

Statement of Cash Flows

For the period from February 14, 2011 (date of inception) to October 31, 2011 $

Operating Activities

Net loss for the period	(32,435)

Changes in operating assets and liabilities:
Accounts payable and accrued liabilities	27,381

Net cash used in operating activities	(5,054)

Financing Activities
Proceeds from note payable	10,000

Net cash provided by financing activities	10,000

Change in cash	4,946

Cash, beginning of period	–

Cash, end of period	4,946

Non-cash investing and financing activities:

Issuance of founders’ shares	5,000

Supplemental disclosures:

Interest paid	–
Income taxes paid	–

(The accompanying notes are an integral part of these financial statements)

SEVILLE VENTURES CORP.

(A Development Stage Company)

Statement of Stockholders’ Deficit

From February 14, 2011 (Date of Inception) to October 31, 2011

	Common Stock		Additional Paid-In Capital	Accumulated Deficit	Total
	Shares	Par Value
	#	$	$	$	$

Balance – February 14, 2011 (Date of Inception)	–	–	–	–	–

Issuance of founders’ shares	5,000,000	5,000	(5,000)	–	–

Net loss for the period	–	–	–	(32,435)	(32,435)

Balance – October 31, 2011	5,000,000	5,000	(5,000)	(32,435)	(32,435)

(The accompanying notes are an integral part of these financial statements)

SEVILLE VENTURES CORP.

(A Development Stage Company)

Notes to the Financial Statements

1.

Nature of Operations and Continuance of Business

Seville Ventures Corp. (the “Company”) was incorporated in the State of Nevada on February 14, 2011. The Company is a Development Stage Company, as defined by Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 915, Development Stage Entities.

These financial statements have been prepared on a going concern basis, which implies the Company will continue to realize its assets and discharge its liabilities in the normal course of business. The Company has not generated significant revenues since inception and is unlikely to generate significant revenue or earnings in the immediate or foreseeable future. The continuation of the Company as a going concern is dependent upon the continued financial support from its shareholders, the ability of the Company to obtain necessary equity financing to continue operations, and the attainment of profitable operations. As at October 31, 2011, the Company has not generated revenues and has accumulated losses totaling $32,435 since inception. These factors raise substantial doubt regarding the Company’s ability to continue as a going concern. These financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

The Company currently has no significant revenues and must rely on the debt and/or equity financing to fund operations. The Company will require significant additional financings in order to pursue exploration of any properties acquired. There is no assurance that the Company will be able to obtain the necessary financings to complete its objectives.

2.

Summary of Significant Accounting Policies

e)

Basis of Presentation

These financial statements and related notes are presented in accordance with accounting principles generally accepted in the United States, and are expressed in U.S. dollars. The Company’s fiscal year end is October 31.

f)

Use of Estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The Company regularly evaluates estimates and assumptions related to the deferred income tax asset valuation allowances. The Company bases its estimates and assumptions on current facts, historical experience and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by the Company may differ materially and adversely from the Company’s estimates. To the extent there are material differences between the estimates and the actual results, future results of operations will be affected.

g)

Cash and Cash Equivalents

The Company considers all highly liquid instruments with maturity of three months or less at the time of issuance to be cash equivalents.  As at October 31, 2011, there were no cash equivalents.

SEVILLE VENTURES CORP.

(A Development Stage Company)

Notes to the Financial Statements

2.

Summary of Significant Accounting Policies (continued)

h)

Financial Instruments

Pursuant to ASC 820, Fair Value Measurements and Disclosures, an entity is required to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 establishes a fair value hierarchy based on the level of independent, objective evidence surrounding the inputs used to measure fair value. A financial instrument’s categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. ASC 820 prioritizes the inputs into three levels that may be used to measure fair value:

Level 1

Level 1 applies to assets or liabilities for which there are quoted prices in active markets for identical assets or liabilities.

Level 2

Level 2 applies to assets or liabilities for which there are inputs other than quoted prices that are observable for the asset or liability such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data.

Level 3

Level 3 applies to assets or liabilities for which there are unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities.

The Company’s financial instruments consist principally of cash, accounts payable, accrued liabilities and amounts due to related parties.  Pursuant to ASC 820, the fair value of our cash is determined based on “Level 1” inputs, which consist of quoted prices in active markets for identical assets. We believe that the recorded values of all of our other financial instruments approximate their current fair values because of their nature and respective maturity dates or durations.

e)

Loss per Share

The Company computes net loss per share in accordance with ASC 260, Earnings per Share. ASC 260 requires presentation of both basic and diluted earnings per share (“EPS”) on the face of the income statement. Basic EPS is computed by dividing net loss available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is anti dilutive.  There were no potentially dilutive common stock equivalents as of October 31, 2011.

f)

Comprehensive Income

ASC 220, Comprehensive Income, establishes standards for the reporting and display of comprehensive loss and its components in the financial statements. As at October 31, 2011, the Company has no items that represent a comprehensive loss and, therefore, has not included a schedule of comprehensive loss in the financial statements.

j)

Foreign Currency Translation

Transactions in foreign currencies are translated into the currency of measurement at the exchange rates in effect on the transaction date. Monetary balance sheet items expressed in foreign currencies are translated into United States dollars at the exchange rates in effect at the balance sheet date. The resulting exchange gains and losses are recognized in income.

SEVILLE VENTURES CORP.

(A Development Stage Company)

Notes to the Financial Statements

2.

Summary of Significant Accounting Policies (continued)

k)

Stock-based Compensation

The Company records stock-based compensation in accordance with ASC 718, Compensation – Stock Compensation using the fair value method. All transactions in which goods or services are the consideration received for the issuance of equity instruments are accounted for based on the fair value of the consideration received or the fair value of the equity instrument issued, whichever is more reliably measurable. Equity instruments issued to employees and the cost of the services received as consideration are measured and recognized based on the fair value of the equity instruments issued.

l)

Recent Accounting Pronouncements

The Company has implemented all new accounting pronouncements that are in effect.  These pronouncements did not have any material impact on the financial statements unless otherwise disclosed, and the Company does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

4.

Note Payable

On June 15, 2011, the Company issued a note payable to a non-related party for $10,000. The amount owing is unsecured, due interest at 10% per annum and due on demand.  As at October 31, 2011, the Company recorded accrued interest of $381, which is recorded in accounts payable and accrues liabilities.

4.

Common Shares

On February 14, 2011, the Company authorized the issuance of 5,000,000 founders shares to the President and Director of the Company.  The shares were issued on August 5, 2011.

5.

Income Taxes

The Company has loss carry forwards of $32,435, which commence expiring in fiscal 2031.  The income tax benefit differs from the amount computed by applying the US federal income tax rate of 34% to net loss before income taxes. As at October 31, 2011, the Company had no uncertain tax positions.

October 31, 2011 $

Net loss before taxes	(32,435)
Statutory rate	34%

Computed expected tax recovery	(11,028)
Valuation allowance	11,028

Income tax provision	–

6.

Subsequent Events

In accordance with ASC 855, we have evaluated subsequent events through the date of issuance of the financial statements, and did not have any material recognizable subsequent events.

PROSPECTUS

SEVILLE VENTURES CORP.

5481 North River Road

Byron, IL 61010

(847) 599-6000

3,500,000 SHARES OF COMMON STOCK

DEALER PROSPECTUS DELIVERY OBLIGATION

Until _______________, 20___, all dealers that effect transactions in these securities, whether or not participating in this Offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

______________, 2012

PART II – INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth estimated expenses expected to be incurred in connection with the issuance and distribution of the securities being registered. All such expenses will be paid by us.

Securities and Exchange Commission Registration Fee	$28.08
Audit Fees and Expenses	$12,000.00
Legal Fees and Expenses	$28,000.00
Transfer Agent and Registrar Fees and Expenses	$1,000.00
SEC Filings	$1,000.00
Miscellaneous Expenses	$3,000.00
Total	$45,028.08*
* Estimate Only

ITEM 14.

INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The sole officer and director of the Company is indemnified as provided by the Nevada Revised Statutes and the Bylaws of the Company. Unless specifically limited by a corporation’s Articles of Incorporation, Nevada law automatically provides directors with immunity from monetary liabilities. The Company’s Articles of Incorporation do not contain any such limiting language. Excepted from that immunity are:

a.

willful failure to deal fairly with the corporation or its shareholders in connection with a matter in which the director has a material conflict of interest;

b.

a violation of criminal law unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful;

c.

a transaction from which the director derived an improper personal profit; and

d.

willful misconduct.

The Articles of Incorporation provide that the Company will indemnify its officers, directors, legal representatives, and persons serving at the request of the Company as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise to the fullest extent legally permissible under the laws of the State of Nevada against all expenses, liability and loss (including attorney’s fees, judgments, fines and amounts paid or to be paid in settlement) reasonably incurred or suffered by that person as a result of that connection to the Company. This right of indemnification under the Articles is a contract right which may be enforced in any manner by such person and extends for such persons benefit to all actions undertaken on behalf of the Company.

The Bylaws of the Company provide that the Company will indemnify its directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that the Company may modify the extent of such indemnification by individual contracts with its directors and officers; and, provided, further, that the Company shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless (i) such indemnification is expressly required to be made by law, (ii) the proceeding was authorized by the Board of Directors of the Company, (iii) such indemnification is provided by the Company, in its sole discretion, pursuant to the powers vested in the Company under Nevada law or (iv) such indemnification is required to be made pursuant to the Bylaws.

The Bylaws of the Company provide that the Company will advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer, of the Company, or is or was serving at the request of the Company as a director or executive officer of another Company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefore, all expenses incurred by any director or officer in connection with such proceeding upon receipt of an undertaking by or on behalf of such person to repay said amounts if it should be determined ultimately that such person is not entitled to be indemnified under the Bylaws of the Company or otherwise.

The Bylaws of the Company provide that no advance shall be made by the Company to an officer of the Company (except by reason of the fact that such officer is or was a director of the Company in which event this paragraph shall not apply) in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made (i) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding, or (ii) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the Company.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.

Set forth below is information regarding the issuance and sales of securities without registration since inception.

On February 14, 2011, pursuant to the Organizational Minutes of the Company, the Company authorized the issuance of 5,000,000 shares of its Common Stock, $0.001 par value per share, to Kevin Hall as founders’ shares as consideration for Mr. Hall’s pre-incorporation services to the Company. Such shares were issued on August 5, 2011.  As a result, Mr. Hall owns 100% of the issued and outstanding common shares of the Company.

All securities sold contained a restrictive legend on the share certificate stating that the securities have not been registered under the Act and setting forth, or referring to the restrictions on transferability and sale of the securities.

ITEM 16. EXHIBITS

The following is a list of exhibits filed as part of this Registration Statement. Where so indicated by footnote, exhibits which were previously filed are incorporated herein by reference. Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Exhibit Number	Description
3.1	Articles of Incorporation of Seville Ventures Corp.(1)
3.2	Bylaws of Seville Ventures Corp. (1)
4.1	Specimen Stock Certificate (1)
4.2	Form of Subscription Agreement (1)
5.1	Opinion of Carrillo Huettel, LLP, re: the legality of the shares being registered(2)
10.1	Promissory Note between the Company and World Rider Ltd.(1)
10.2	Promissory Note between the Company and World Rider Ltd.(1)
14.1	Code of Ethics(1)
23.1	Auditor Consent(2)
23.2	Consent of Carrillo Huettel, LLP (included in Exhibit 5.1)

(1)

Filed previously.

(2)

Filed herewith.

ITEM 17.

UNDERTAKINGS

The undersigned Registrant hereby undertakes:

1.

To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to:

(a)

Include any prospectus required by Section 10(a)(3) of the Securities Act;

(b)

Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(c)

Include any additional or changed material information on the plan of distribution.

2.

To, for the purpose of determining any liability under the Securities Act, treat each post-effective amendment as a new Registration Statement relating to the securities offered herein, and to treat the offering of such securities at that time to be the initial bona fide offering thereof.

3.

To remove from registration, by means of a post-effective amendment, any of the securities being registered hereby that remain unsold at the termination of the offering.

4.

For determining liability of the undersigned Registrant under the Securities Act to any purchaser in the initial distribution of the securities, that in a primary offering of securities of the undersigned Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(a)

Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(b)

Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(c)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and,

(d)

 Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to our director, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our director, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

For the purposes of determining liability under the Securities Act for any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a Registration Statement relating to an offering, other than Registration Statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the Registration Statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a Registration Statement or prospectus that is part of the Registration Statement or made in a document incorporated or deemed incorporated by reference into the Registration Statement or prospectus that is part of the Registration Statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the Registration Statement or prospectus that was part of the Registration Statement or made in any such document immediately prior to such date of first use.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on the 13th day of June, 2012.

SEVILLE VENTURES CORP.

By:	/s/ Kevin Hall
Name:	Kevin Hall
Title:	President, Chief Executive Officer, Chief Financial Officer, and Principal Accounting Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Kevin Hall, as his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement on Form S-1 of Seville Ventures Corp., and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, grant unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitutes, may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the dates stated.

Signature	Title	Date

/s/ Kevin Hall Kevin Hall	President, Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer, Secretary, Treasurer & Director	June 13, 2012

EXHIBIT INDEX

Exhibit Number	Description
3.1	Articles of Incorporation of Seville Ventures Corp.(1)
3.2	Bylaws of Seville Ventures Corp.(1)
4.1	Specimen Stock Certificate (1)
4.2	Form of Subscription Agreement (1)
5.1	Opinion of Carrillo Huettel, LLP, re: the legality of the shares being registered(2)
10.1	Promissory Note between the Company and World Rider Ltd.(1)
10.2	Promissory Note between the Company and World Rider Ltd.(1)
14.1	Code of Ethics(1)
23.1	Auditor Consent(2)
23.2	Consent of Carrillo Huettel, LLP (included in Exhibit 5.1)

(1)

Filed previously.

(2)

Filed herewith.